SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 2054
                                 FORM 8-K
                              CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of Earliest Event Reported):  January 12, 1996


                         CABLETRON SYSTEMS, INC.
           (Exact name of registrant as specified in charter)

        DELAWARE                      1-10228                04-2797263
(State or other jurisdiction  (Commission File Number)   (I.R.S. Employer
      of incorporation)                                 Identification No.)


           35 Industrial Way, Rochester, NH               03867
       (Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code:  (603) 332-9400






Item 2. Acquisition of Assets

On January 12, 1996, Cabletron Systems Acquisition, Inc. ("CS Acquisition"), a Delaware corporation and a wholly-owned subsidiary of Cabletron Systems, Inc. (the "Registrant"), a Delaware corporation, purchased substantially all of the assets (the "Assets") and certain liabilities of Standard Microsystems Corporation, a Delaware corporation, and SMC Enterprise Networks, Inc., a wholly-owned subsidiary of Standard Microsystems Corporation and a Delaware corporation (collectively "SMC") related to SMC's Enterprise Networks switching product line pursuant to an Asset Purchase Agreement dated January 9, 1996 among the Registrant, CS Acquisition and SMC (the "Agreement"). SMC's Enterprise Networks switching product line consists of scalable Fast Ethernet switching products for small, medium and large networks. The purchase price for the Assets was $75,900,000, subject to adjustment following the closing. The Company expects to recognize an after tax expense of approximately $58 to $68 million ($.80 to $.95 per share) in the fourth quarter of Fiscal year 1996 for in-process research and development and acquisition related expenses. The purchase was funded out of available cash of the Registrant. The terms of the sale, including the consideration, were determined by arm's length negotiations.

The foregoing description is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as
Exhibit 2.1 and incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(a)Audited Financial Statements of Standard Microsystems
   Corporation's Enterprise Networks Business Unit for the fiscal year ended February 28, 1995.

   1. Report of Independent Accountants.
   2. Statement of Net Assets as of February 28, 1995.
   3. Statement of Revenues and Expenses Before Corporate Overhead Allocations, Interest and Income Taxes for the fiscal year ended February 28, 1995.
   4. Notes to Financial Statements.

(b)Unaudited Financial Statements of Standard Microsystems Corporation's Enterprise Networks Business Unit for the period ended November 30, 1995.

   1. Statement of Net Assets as of November 30, 1995.
   2. Statement of Revenues and Expenses Before Corporate Overhead, Interest and Income Taxes for the nine months ended November 30, 1995.

 (c)Unaudited Pro Forma Financial Statements of Cabletron Systems, Inc..

   1. Pro Forma Combined Balance Sheet as of November 30, 1995.
   2. Pro Forma Combined Statement of Income for the fiscal year ended February 28, 1995.
   3. Pro Forma Combined Statement of Income for the nine months ended November 30, 1995.



Exhibits:

   2.1 Asset Purchase Agreement dated January 9, 1996 by and among the Registrant, CS Acquisition and SMC.

   20.1 Press Release of the Registrant dated January 15, 1996.



SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


CABLETRON SYSTEMS, INC.
By: /s/ David Kirkpatrick
Name: David J. Kirkpatrick
Title: Chief Financial Officer
Date: January 26, 1996

                          EXHIBIT INDEX

7(a)1 Report of Independent Accountants.

7(a)2 Statement of Net Assets as of February 28, 1995.

7(a)3 Statement of Revenues and Expenses Before Corporate
      Overhead Allocations, Interest and Income Taxes for the fiscal year ended February 28, 1995.

7(a)4 Notes to Financial Statements.

7(b)1 Unaudited Statement of Net Assets as of November 30, 1995.

7(b)2 Unaudited Statement of Revenues and Expenses Before Corporate
      Overhead Allocations, Interest and Income Taxes for the nine months ended November 30, 1995.

7(c)1 Pro Forma Combined Balance Sheet as of November 30, 1995.

7(c)2 Pro Forma Combined Statement of Income for the fiscal year ended
      February 28, 1995.

7(c)3 Pro Forma Combined Statement of Income for the nine months ended
      November 30, 1995.

2.1 Asset Purchase Agreement dated January 9, 1996 by and among the Registrant, CS Acquisition and SMC.

20.1 Press Release of the Registrant dated January 15, 1996.


Exhibit 7(a)1

Report of Independent Accountants


To the Shareholders and Board of Directors of Standard Microsystems
Corporation:

We have audited the accompanying Statement of Net Assets of the Enterprise Networks Business Unit, an operating unit of Standard Microsystems Corporation (a Delaware Corporation) and subsidiaries as of February 28, 1995 and the related Statement of Revenues and Expenses Before Corporate Overhead Allocations, Interest and Income Taxes for the year ended February 28, 1995. These statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

These statements have been prepared pursuant to the Asset
Purchase Agreement described in Note 1 between Standard
Microsystems Corporation and Cabletron Systems, Inc. dated
January 9, 1996, and are not intended to be a complete presentation of Standard Microsystems Corporation's assets and liabilities or its results of operations.

In our opinion, the statements referred to above present fairly, in all material respects, the net assets of the Enterprise Networks Business Unit as of February 28, 1995, and the related revenues and expenses before corporate overhead allocations, interest and income taxes for the year ended February 28, 1995 in conformity with generally accepted accounting principles.


Arthur Andersen LLP



January 17, 1996
Washington, D.C.



Exhibit 7(a)2


Standard Microsystems Corporation and Subsidiaries
Enterprise Networks Business Unit
Statement of Net Assets (Note 1)
as of February 28, 1995
(in thousands)

Assets                                         February 28, 1995

Accounts receivable, net of allowance for
doubtful accounts of $300                           $6,353
Inventories                                          6,535
Other current assets                                 1,578

Total Current Assets                                14,466

Property and Equipment:
Leasehold improvements                                 617
Machinery and equipment                              4,585

                                                     5,202
Less: accumulated depreciation
  and amortization                                  (1,519)
Property and Equipment, net                          3,683

Intangible assets                                    5,235

                                                   $23,384

Liabilities

Accounts payable                                    $3,801
Accrued expenses and other liabilities               1,267
Accrued warranty                                       100

                                                     5,168

Net Assets                                         $18,216

The accompany notes are an integral part of these financial statements.


Exhibit 7(a)3


Standard Microsystems Corporation and Subsidiaries
Enterprise Networks Business Unit (Note 1)
Statement of Revenues and Expenses Before Corporate Overhead
Allocations, Interest and Income Taxes
Year Ended February 28, 1995
(in thousands)

                                                 Year Ended
                                               February 28, 1995

Revenues                                           $22,113

Cost of goods sold                                  11,336

Gross profit                                        10,777

Operating expenses
Research and development                             7,604
Marketing                                            3,699
Selling                                              3,464
General and administrative                           2,223
Amortization of intangible assets                    1,083

Total operating expenses                            18,073

Excess of expenses over revenues before corporate
 overhead allocations, interest
 and income taxes                                  $(7,296)

The accompany notes are an integral part of these financial statements.


Exhibit 7(a)4

Standard Microsystems Corporation and Subsidiaries
Enterprise Networks Business Unit
Notes to Statement of Net Assets and Statement of Revenues and
Expenses Before Corporate Overhead Allocations, Interest and
Income Taxes as of February 28, 1995


(1)  Organization and Basis of Presentation

The Enterprise Networks Business Unit ("ENBU") is an operating unit of the Systems Products Division (the "Division") of
Standard Microsystems Corporation (the "Company"), whose focus is the marketing, engineering and development of the Company's local area network switching products.

In January, 1996, Cabletron Systems, Inc. (Cabletron) entered into an Asset Purchase Agreement with the Company, under which the Company sold certain net assets of its local area network switching products business to Cabletron. The sales price was approximately $76 million in cash, subject to certain purchase price adjustments as defined in the Asset Purchase Agreement. Through this transaction, Cabletron acquired specific assets and intellectual properties and assumed certain liabilities directly related to the ENBU.

The accompanying Statement of Net Assets reflects the historical carrying values of the assets and liabilities of the Enterprise Networks Business Unit. The statement does not include the income tax accounts or intercompany accounts related to the ENBU. The accompanying Statement of Revenues and Expenses Before Corporate Overhead Allocations, Interest and Income taxes includes the direct costs of the ENBU and an allocation of certain indirect costs related to the operations of the ENBU. Such allocations are based upon determinations that management believes are reasonable. In connection with its overall operation, the Company provides certain financial, legal and professional, human resource, accounting, information systems, and executive management services to the ENBU. The accompanying statements do not include these corporate expenses, interest expense, interest income or income taxes. Therefore, the net operating results before corporate overhead allocations, interest and income taxes as presented herein may not be representative of future operating results and are not intended to be a full presentation of the ENBU's operating results.

All of the cash management functions of the ENBU are performed by the Company. As a result, cash receipts for the ENBU are deposited in the Company's general corporate bank accounts. Similarly, operating expenses, capital expenditures, corporate services and other cash requirements of the ENBU are paid by the Company and charged directly by the Company or allocated to the ENBU.

(2)  Summary of Significant Accounting Policies

Inventories
Inventories are valued at the lower of first-in, first-out cost
(material, direct labor and overhead) or market. Raw materials shared with other product lines within the Company have been excluded from these financial statements.

Property and Equipment
Property and equipment used directly by the ENBU in marketing and development of the ENBU products are carried at cost and are depreciated on a straight-line basis over the estimated useful lives of the machinery and equipment (3 to 7 years). Leasehold improvements are amortized over the remaining life of the lease. Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the respective accounts and any gain or loss is reflected currently.

Intangible Assets
The excess of acquisition cost over fair value of net assets acquired in the acquisition of Sigma Network Systems, Inc. is approximately $7,582,000, net of accumulated amortization of $2,347,000. The goodwill is being amortized on a straight-line basis over an estimated useful life of seven years.

Product Warranty
The Company's products developed by the ENBU are under warranty against defects in material and workmanship for periods of up to one year. Estimated warranty costs are accrued when the products are sold.

Allocation of Operating Expenses
Included in the accompanying Statement of Revenues and Expenses Before Corporate Overhead Allocations, Internet and Income Taxes are direct research and development, marketing, and general and administrative expenses of the ENBU. Selling expenses are generally incurred on a Division-wide basis. The selling expenses associated with the North American direct sales force related to the ENBU have been included in their entirety. Certain Divisional marketing, general and administrative, sales administration and international selling expenses have been allocated based upon the ratio that ENBU revenues represented in comparison to the Division's total revenues. The total of such allocated expenses was approximately $1,400,000 in fiscal 1995.

Use of Estimates
The preparation of the financial statements of the ENBU in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts revenues and expenses during the period.

Estimated reserves have been recorded for excess and obsolete inventory and estimated sales returns. Actual results could differ from those estimates.

(3)  Other Current Assets

Other current assets consist of the following at February 28, 1995:
(in thousands)

Evaluation inventory, net of reserves                 $800
Security deposits                                      303
Employee loans and advances                            259
Other current assets                                   216
                                                    $1,578

(4)  Accrued Expenses and Other Liabilities

Accrued expenses and other liabilities consist of the following at February 28, 1995:
(in thousands)

Accrued compensation and benefits                     $915
Accrued professional fees                              109
Accrued rent                                           137
Accrued royalties                                      106
                                                    $1,267

(5)  Commitments and Contingencies

Operating Lease
The ENBU leases a facility in Andover, Massachusetts that expires in 2001. Rent expense for fiscal 1995 was $378,000. Future minimum rental each fiscal year under this lease are as follows:

1996          $269,000
1997           386,000
1998           406,000
1999           421,000
2000           436,000
Thereafter     565,000

Litigation
In the ordinary course of business, various lawsuits and claims are filed against the Company. While the outcome of these matters is currently not determinable, management believes that the ultimate resolution of these matters will not have a material adverse effect on the Company's operations or financial position.

The Company and wholly-owned subsidiary, SMC Enterprise Networks, Inc. are currently defendants in litigation claiming breach of contract and fraud. Penril Datacomm Networks, Inc. has asserted that the Company did not honor the terms of a product development contract, and as a result, has caused them damage through their inability to enter the backbone switching marketplace and has asserted damages of approximately $50 million, which it seeks to treble. While the Company believes it has meritorious defenses against the suit, the ultimate resolution of the matter is not determinable. The Company has made no accruals with respect to this litigation.

In June 1995, several actions were filed against the Company and certain of its directors and officers. The consolidated claims purport to be a class action on behalf of the purchasers of the Company's common stock from September 19, 1994 through June 2, 1995. The consolidated complaint asserts claims under federal securities laws, and alleges that the Company artificially inflated the price of its common stock during the class action period by false and misleading statements and the failure to disclose certain information. The Company intends to vigorously defend against these claims.

(6)  Compensation Plans

Employees of the ENBU generally participate in various compensation and benefits plans provided by the Company. The Company maintains a defined contribution Incentive Savings and Retirement Plan (401(k)) which permits employees to contribute up to 15% of their earnings. The Company makes contributions equal to one half of the employees contribution up to to 6%. The Company's contribution is invested in its common stock. the Company's contribution attributed to employees of the ENBU was approximately $100,000 in fiscal 1995. Certain employees of the ENBU also participate in the Company's stock option plans.

The Company has employment agreements with certain key employees of the ENBU which provide for the base salaries totaling $600,000 per year through fiscal 1996. Incentive payments aggregating up to $830,000 per year are also payable under these contracts through fiscal 1996, subject to achieving certain product development and revenue milestones as defined in the contracts.

(7)  Significant Concentrations

Sources of Supply
The ENBU currently utilizes a single sub-contract supplier to manufacture substantially all of its products. Although there are a limited number of sub-contract manufacturers for these products, management believes that other suppliers could provide similar products on comparable terms. A change in suppliers, however, could cause a delay in manufacturing and a possible loss of sales, which could adversely effect operating results.

Credit Risk
The ENBU sells most of its products to value added resellers, original equipment manufacturers and end users and, as a result, maintains individually significant receivable balances from its major customers. The Company performs credit evaluations on a regular basis and generally requires no collateral. Allowances for credit losses are maintained, and actual losses have been within management's expectations.

Geographic and Customer Information
International sales accounted for 47% of total revenues for the ENBU during fiscal 1995. There was a single customer for ENBU products which represented 13% of the total ENBU revenues.



Exhibit 7(b)1

Unaudited Financial Statements of Standard Microsystems
Corporation's Enterprise Networks Business Unit
Statement of Net Assets as of November 30, 1995
(in thousands)

Assets                                        November 30, 1995

Accounts receivable, net                            $3,774
Inventories                                          8,485
Deferred taxes                                       1,448

Total current assets                                13,707

Property plant and equipment, net                    4,128
Goodwill                                             4,423

                                                   $22,258

Liabilities

Accounts payable                                    $1,846
Accrued liabilities                                  1,609

                                                     3,455

Net Assets                                         $18,803



Exhibit 7(b)2

Unaudited Financial Statements of Standard Microsystems
Corporation's Enterprise Networks Business Unit
Statement of Revenues and Expenses Before Corporate Overhead Allocations, Interest and Income Taxes for the nine months ended November 30, 1995
(in thousands)

                                              November 30, 1995

Net sales                                           $13,708

Cost of goods sold                                   11,210

Gross profit                                          2,498

Operating expenses:
Research and development                              7,616
Selling, general and administrative                  10,353

Total operating expenses                             17,696

Excess of expenses over revenues before
corporate Overhead allocations, interest
and income taxes                                   $(15,471)



Exhibit 7(c)1

Pro Forma Combined Balance Sheet as of November 30, 1995
(in thousands)
                                                       Pro Forma
                        Cabletron          Pro Forma   Balance
                         Systems   ENBU   Adjustments  Sheet

Assets

Cash & short-term
 investments            $281,862          $(76,400)a    $205,462
Accounts receivable,
 net                     127,168   3,774                 130,942
Inventories              139,820   8,485    (3,000)b     145,305
Deferred taxes            20,086   1,448    24,916 f      46,450
                                             9,806 g       9,806
Other assets              25,850                          25,580

Total current assets     594,516  13,707   (46,247)       561,976

Investments              173,520                          173,520
Property plant and
 equipment, net          139,191   4,128                 143,319
Capitalized software,
 net                         386                             386
Goodwill                           4,423     (2,923)c      1,500

Total assets            $907,613  $22,258  $(49,170)    $880,701

Liabilities and
Stockholders' Equity

Accounts payable         $38,120   $1,846                $39,966
Accrued liabilities       80,391    1,609    22,000b,d,e 104,000
Income taxes payable      24,072                          24,072

Total current
 liabilities             142,583    3,455    22,000      168,038

Deferred taxes             6,117                           6,117

Stockholders' equity     758,913                         758,913
                                            (63,520)a    (63,520)
                                             (7,000)e     (7,000)
                                            (15,000)d    (15,000)
                                             24,916 f     24,916
                                              9,806 g      9,806
Total liabilities and
stockholders' equity     $907,613   $3,455 $(28,798)    $882,270

Pro Forma Adjustments

a. Purchase price of $76,400 paid out of cash, including acquisition costs of $500. In-process research and development costs of $63,520 were written off in connection with the acquisition. The fair value of the acquired technology in process was determined with the help of an independent appraiser. The anticipated charge to operations for such acquired technology in process is excluded from the unaudited
Pro Forma Combined Statements of Operations as it is non-recurring and unusual and relates directly to the acquisition.
b. Adjustments of inventory and warranty reserves of $4,000 to conform to Cabletron's policies.
c. Elimination of Seller's goodwill of $2,923 and application of purchase price accounting.
d.  Cabletron's assumption of liabilities of $15,000.
e. Accrual of (i) like product vendor commitments of $1,000; (ii) accrual of manufacturing reorganization and facilities charge of $2,000; and (iii) accrual of new employees compensation packages of $3,000.
f. Tax effect of write off of in process research and development costs and transaction costs (a) at Cabletron's marginal rate of 39.225%.
g.  Tax effect of (b, d and e).



Exhibit 7(c)2

Pro Forma Combined Statement of Income for the fiscal year ended
February 28, 1995
(in thousands)
                                                       Pro Forma
                        Cabletron          Pro Forma   Balance
                         Systems   ENBU   Adjustments  Sheet

Net sales               $810,684  $22,113              $832,797

Cost of sales            329,843   11,336               341,179

Gross profit             480,841   10,777               491,618

Operating expenses:
Research and
  development             84,404    7,604                92,008
Selling, general and
  administrative         158,074   10,469      (932) b  167,611
Operating income
  before interest        238,363   (7,296)      932     231,999
Interest income            9,597      ---    (3,438)a     6,159
Income from operations
  before income taxes    247,960   (7,296)   (2,506)    238,158
Income taxes              85,986      ---      (983)c    85,003
Net income (loss)       $161,974  $(7,296)  $(1,523)   $153,155
Earnings per share         $2.27                          $2.14
  shares outstanding      71,494                         71,494

Pro Forma Adjustments

a. Net reduction of interest income due to purchase price paid of $76,400 out of available cash at Cabletron's historical investment rate of return of 4.5%.
b.  Net reduction of amortization related to seller's goodwill.
c. Tax effect of (a) and (b) at Cabletron's marginal tax rate of 39.225%.



Exhibit 7(c)3.

Pro Forma Combined Statement of Income for the nine months ended
November 30, 1995
(in thousands)
                                                       Pro Forma
                        Cabletron          Pro Forma    Balance
                         Systems   ENBU   Adjustments  Sheet

Net sales               $773,517  $13,708              $787,225

Cost of sales            313,226   11,210               324,436

Gross profit             460,291    2,498               462,789

Operating expenses:
Research and
  development             83,434    7,616                91,050
Selling, general and
  administrative         149,902   10,353      (699)b   159,556
Operating income
  before interest        226,955  (15,471)      699     212,183
Interest income           12,260      ---    (2,579)a     9,681
Income from operations
  before income taxes    239,215  (15,471)   (1,880)    221,864
Income taxes              82,285      ---      (737)c    81,548
Net income (loss)       $156,930 $(15,471)  $(1,143)   $140,316
Earnings per share         $2.19                          $1.97
Weighted average common
  shares outstanding      71,227                         71,227

Pro Forma Adjustments

a. Net reduction of interest income due to purchase price paid of $76,400 out of available cash at Cabletron's historical investment rate of return of 4.5%.
b.  Net reduction of amortization related to seller's goodwill.
c. Tax effect of (a) and (b) at Cabletron's marginal tax rate of 39.225%.


                            ASSET PURCHASE AGREEMENT


                                      AMONG


                               CABLETRON SYSTEMS, INC.,


                         CABLETRON SYSTEMS ACQUISITION, INC.,


                            SMC ENTERPRISE NETWORKS, INC.


                                       AND


                           STANDARD MICROSYSTEMS CORPORATION


                                 JANUARY 9, 1996


           TABLE OF CONTENTS

           Table of Contents

           1.Definitions

           2.   Acquisition of Assets by Buyer

                2.1. Purchase and Sale of Assets
                2.2. Excluded Assets
                2.3. Assumption of Liabilities
                2.4. Liabilities Not Assumed
                2.5. Purchase Price
                2.6. Adjustment to Purchase Price; Closing Date Audit
                2.7. The Closing
                2.8. Deliveries at the Closing
                2.9. Preliminary Allocation of Purchase Price
                2.10.Joint Software

           3.   Representations and Warranties of the Sellers

                3.1. Organization of the Sellers
                3.2. [Reserved]
                3.3. Authorization of Transaction
                3.4. Noncontravention
                3.5. Brokers' Fees
                3.6. Title to Assets
                3.7. Acquired Assets Used in Business
                3.8. Subsidiaries
                3.9. Financial Statements
                3.10.Indebtedness; Guarantees
                3.11.Absence of Changes
                3.12.Absence of Undisclosed Liabilities
                3.13.Legal and Other Compliance
                3.14.Taxes
                3.15.Property, Plant and Equipment
                3.16.Intellectual Property
                3.17.Inventories
                3.18.Contracts
                3.19.Notes and Accounts Receivable
                3.20.Powers of Attorney
                3.21.Litigation
                3.22.Product Warranties; Defects; Liability
                3.23.Employees
                3.24.Employee Benefits
                3.25.[Reserved]
                3.26.Affiliated Transactions
                3.27.[Reserved]
                3.28.Distributors, Customers, Suppliers
                3.29.No Illegal Payments, Etc.
                3.30.Books and Records
                3.31.Consents
                3.32.Disclosure

           4.   Representations and Warranties of Cabletron and Acquisition

                4.1. Organization of Cabletron and Acquisition
                4.2. Authority for Agreement
                4.3. Noncontravention
                4.4. Brokers' Fees

           5.   Covenants

                5.1. General
                5.2. Notices and Consents
                5.3. Preservation of Business
                5.4. Full Access
                5.5. Notice of Developments
                5.6. Exclusivity
                5.7. Employee Matters
                5.8. Retention of and Access to Records after Closing
                5.9. Bulk Sales Compliance; Liens under Chapter 62C,
                     Section 51 of the Massachusetts General Laws
                5.10.Transfer Taxes
                5.11.Product Warranty Repair and Service
                5.12.Delivery of Audited Financial Statements 5.13.License of Trademarks
                5.14.Cooperation in Connection with Pending Litigation 5.15.General Skill and Knowledge
                5.16.Relationship with Nu-Link
                5.17.License under Multimedia Patent
                5.18.Trillium Software

           6.   Conditions to Obligation to Close

                6.1. Conditions to Obligation of the Buyer
                6.2. Conditions to Obligations of the Sellers

           7.   Confidentiality

                7.1. Confidential Information Related Exclusively to the
                     Business Relating to the Assets of the ENBU
                7.2. Shared Confidential Information

           8.   Noncompetition

                8.1. Noncompetition
                8.2. Reserved

           9.  Indemnification

               9.1.  Survival of Representations and Warranties
               9.2.  Indemnity by Sellers
               9.3.  Environmental Indemnification
               9.4. Indemnity by Buyer
               9.5. Matters Involving Third Parties
               9.6. Other Indemnification Provisions

           10.  Termination

                10.1.Termination of Agreement
                10.2.Effect of Termination

           11. Miscellaneous

                11.1. Press Releases and Public Announcements
                11.2. No Third Party Beneficiaries
                11.3. Entire Agreement
                11.4. Succession and Assignment
                11.5. Counterparts
                11.6. Headings
                11.7. Notices
                11.8. Governing Law
                11.9. Amendments and Waivers
                11.10.Severability
                11.11.Expenses
                11.12.Construction
                11.13.Incorporation of Exhibits and Schedules
                11.14.Specific Performance
                11.15.Resolution of Disputes


                       Exhibits A - Form of Escrow Agreement

           B-1  - Assignment and Assumption Agreement

           B-2  - Bill of Sale

           B-3  - Inventory Bill of Sale

           C    - Allocation of Purchase Price

           D    - Financial Statements

           E    - Form of Opinion of Wilson, Sonsini, Goodrich & Rosati

           F    - Form of Opinion of Ropes & Gray

           G    - Form of Product Agreement

           H    - Form of Assignment of Patent Application


                                    Schedules

           Schedule 1.1      - Retained Products

           Schedule 2.1(a)   - Encumbrances on Acquired Assets
           Schedule 2.1(b)   - Leases

           Schedule 2.1(c)   - Permits

           Schedule 2.1(d)   - Intellectual Property

           Schedule 2.1(e)   - Contracts

           Schedule 2.3(e)   - Penril Litigation

           Schedule 2.6(a)   - Preliminary Closing Net Assets

           Acquired Statement

           Schedule 6.1(m)   - Contracts to be Terminated

           Disclosure Letter - Exceptions to Representations and Warranties


                                  ASSET PURCHASE AGREEMENT

           This Asset Purchase Agreement (the "Agreement") is entered into on January 9, 1996 by and among Cabletron Systems, Inc., a Delaware corporation ("Cabletron"), Cabletron Systems Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Cabletron ("Acquisition") (Cabletron and Acquisition are collectively referred to herein as the "Buyer"), Standard Microsystems Corporation, a Delaware corporation ("SMC") and SMC Enterprise Networks, Inc., a Delaware corporation and a wholly-owned subsidiary of SMC, ("Subsidiary") (SMC and Subsidiary are collectively referred to herein as the "Sellers"). The Buyer and the Sellers are referred to collectively herein as the "Parties."


                This Agreement contemplates a transaction in which the Buyer will purchase substantially all of the assets (and assume certain of the liabilities) of the Enterprise Networks business unit of SMC in consideration of the Purchase Price (as defined below).

                Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

           1.   Definitions.

                "694 Chip" means the device marketed by SMC under the part number SMC83C694 for implementing the 10BASE-T interface and Manchester Encoder/Decoder functions.

                "Acquired Assets" shall have the meaning set forth in 2.1.

                "Acquisition" shall have the meaning set forth in the preamble above.

                "Affiliate" has the meaning set forth in Rule
           12b-2 of the regulations promulgated under the Securities Exchange Act.

                "Affiliated Group" means any affiliated group within the meaning of Code 1504(a) or any similar group defined under a similar provision of state, local, or foreign law.

                "Agreement" shall have the meaning set forth in the preamble above.

                "Assets of the ENBU" means the Products, Technology and other assets, rights, business and operations that directly relate to, are incorporated or embodied in, or are used in or necessary to the development, manufacture, testing or marketing of the Products.

                "Assumed Liabilities" shall have the meaning in 5 2.3.

           "Bacon Chip" means the device marketed by SMC under the part number SMC83C110 that implements the 100BASE-
           TX conveyance sub-layer, 4B/5B encoding/decoding, and stream ciphering functions.

                "Basis" means any past or present fact,
           situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could reasonably form the basis for any specified consequence.

                "Buyer" has the meaning set forth in the preamble above.

                "Cabletron" shall have the meaning set forth in the preamble above.

                "Cash" means cash and cash equivalents
           (including marketable securities and short term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

                "Chemical Substance" means any chemical
           substance, including but not limited to any: (i) pollutant, contaminant, irritant, chemical, raw material, intermediate, product, by-product, slag, construction debris; (ii) industrial, solid, liquid or gaseous toxic or hazardous substance, material or waste, (iii) petroleum or any fraction thereof; (iv) asbestos or asbestos-containing material; (v) polychlorinated biphenyl; (vi) chlorofluorocarbons; and, (vii) any other substance, material or waste, which is identified or regulated under any Environmental Law or Safety Law, as now and hereinafter in effect, or other comparable laws.

                "Closing" has the meaning set forth in  2.7
           below.

                "Closing Date" has the meaning set forth in
            2.7 below.

                "Closing Date Audit" has the meaning set forth in 2.6 below.

                "Code" means the Internal Revenue Code of 1986, as amended.

                "Component Products Division" means the
           Component Products Division of SMC located principally in Hauppauge, New York.

                "Confidential Information" means any and all information concerning the Assets of the ENBU that is not already generally or readily obtainable by the public or is publicly known or becomes publicly known through no fault of the Sellers.

                "Contracts" has the meaning set forth in
            2.1(e).

                "Controlled Group of Corporations" means a group of corporations that is treated as a single employer by reason of Code 401(b), (c) or (m).
                "Desktop Networks Business Unit" means the
           Desktop Networks Business Unit of SMC located principally in Irvine, California.

                "Disclosure Letter" has the meaning set forth in
            3 below.

                "Employee Benefit Plan" means any (a)
           nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer
           Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

                "Employee Pension Benefit Plan" has the meaning set forth in ERISA 3(2).

                "Employee Welfare Benefit Plan" has the meaning set forth in ERISA 3(1).

                "ENBU" means the Sellers with respect to its Enterprise Networks business unit.

                "Environment" means real property and any improvements thereon, and also includes, but is not limited to, ambient air, surface water, drinking water, groundwater, land surface, subsurface strata and water body sediments.

                "Environmental Laws" mean any federal, state, local and foreign law, regulation or legal requirement relating to pollution, or protection or cleanup of the Environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Resource Conservation and Recovery Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, and any other law or legal requirement, as now or hereinafter in effect, relating to: (a) the Release, containment, removal, remediation, response, cleanup or abatement of any sort of any Chemical Substance; (b) the manufacture, generation, formulation, processing, labeling, distribution, introduction into commerce, use, treatment, handling, storage, recycling, disposal or transportation of any Chemical Substance; (c) exposure of persons, including employees, to any Chemical Substance; or,
           (d) the physical structure, use or condition of a building, facility, fixture or other structure, including, without limitation, those relating to the management, use, storage, disposal, cleanup or removal of asbestos, asbestos-containing materials, polychlorinated biphenyls or any other Chemical Substance.

                "Environmental Liabilities and Costs" means all Losses incurred: (i) that are required by a governmental agency or third party in order to comply with any Environmental Law or Environmental Permit;
           (ii) that are required by a governmental agency or third party as a result of a Release of any Chemical Substance; or, (iii) that are required by a governmental agency or third party as a result of any environmental conditions present at, created by or arising out of the past or present operations of Sellers through the Closing Date or of any prior owner or operator of a facility or site at which Sellers now operates or has previously operated.

                "Environmental Permit" means any Permit or authorization from any governmental authority required under, issued pursuant to, or authorized by any Environmental Law.

                "Escrow Agreement" means the Escrow Agreement entered into by the Parties pursuant to Section
           6.1(o).

                "ERISA" means the Employee Retirement Income
           Security Act of 1974, as amended.

                "Excluded Assets" has the meaning set forth in
            2.2 below.

                "Extremely Hazardous Substance" has the meaning set forth in 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

                "FEAST Chip" means the device marketed by SMC under the part number SMC91C100 for implementing the Fast Ethernet Media Access Control (MAC) functions in all its revisions. The functions of this chip are documented in the SMC91C100 data sheet dated 12/09/94.

                "FEAST Full Duplex Chip" means the pin
           compatible successor to the SMC91C100 that adds full duplex communications capability to the functions implemented by the SMC91C100. The details of the functions of this chip are documented in the engineering spec titled "FEAST Full Duplex" specification dated 12/04/95.

                "Fiduciary" has the meaning set forth in ERISA
            3(21).

                "Final Balance Sheet" has the meaning set forth in 2.6 below.

                "Final Closing Net Assets Acquired Statement" has the meaning set forth in 2.6 below.

                "Financial Statement" has the meaning set forth in 3.9 below.

                "GAAP" means United States generally accepted accounting principles as in effect from time to time.

                "Hart-Scott-Rodino Act" means the Hart-Scott-
           Rodino Antitrust Improvements Act of 1976, as amended.

                "Indebtedness" has the meaning set forth in
            3.10.

                "Intellectual Property" means the entire right, title and interest in and to all proprietary rights of every kind and nature, including Patents, copyrights, Trademarks, mask works, trade secrets and proprietary information, all applications for any of the foregoing, and any license or agreements granting rights related to the foregoing: (i) subsisting in, covering, reading on, directly applicable to or existing in the Products or the Technology, including, without limitation, all Technology identified in Schedule 2.1(d); or (ii) that are owned, licensed or controlled in whole or in part by ENBU and directly relate to the Assets of the ENBU; or (iii) that are used in or necessary to the development, manufacture, marketing or testing of the Products.

                "Interim Financial Statements" has the meaning set forth in 3.9.

                "Inventory" means the inventory of Products, including all raw materials and supplies, manufactured and purchased parts, goods in process, and finished goods, comprising the Acquired Assets.

                "Joint Software" means the source code, object code, programmer documentation and user documentation, as further developed pursuant to
           Section 2.10, comprising: (i) the software programs known as EliteView 3.1 (Microsoft Windows version) for the following - 3512 Ethernet Hub, 3812 Ethernet Hub, Tigerstack Ethernet Hub, PC Agent, 4008 Token Ring MAU, 4016 Token Ring MAU, Tigerswitch XE, ES/1, ES/1 ATX; (ii) the software programs known as EliteView 4.3 (Microsoft Windows version); (iii) the software programs known as EliteView Snap-in (Novell NMS version); and (iv) the software program known as Agent Emulator.

                "Knowledge" means actual knowledge after reasonable investigation.

                "Leases" has the meaning set forth in  2.1(b).

                "Liability" means any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether incurred or consequential and whether due or to become due), including any liability for Taxes.

                "Lien" means any mortgage, pledge, lien, security interest, charge, claim, equity, encumbrance, restriction on transfer, conditional sale or other title retention device or arrangement (including, without limitation, a capital lease), transfer for the purpose of subjection to the payment of any Indebtedness, or restriction on the creation of any of the foregoing, whether relating to any property or right or the income or profits therefrom; provided, however, that the term "Lien" shall not include (i) statutory liens for Taxes to the extent that the payment thereof is not in arrears or otherwise due, (ii) encumbrances in the nature of zoning restrictions, easements, rights or restrictions of record on the uses of real property if the same do not materially detract from the value of the property encumbered thereby or impair the use of such property in the Assets of the ENBU as currently conducted, (iii) statutory or common law liens to secure landlords, lessors or renters under leases or rental agreements confined to the premises rented to the extent that no payment or performance under any such lease or rental agreement is in arrears or is otherwise due, (iv) deposits or pledges made in connection with, or to secure payment of, worker's compensation, unemployment insurance, old age pension programs mandated under applicable laws or other social security regulations and (v) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, statutory or common law liens to secure claims for labor, materials or supplies and other like liens, which secure obligations to the extent that payment thereof is not in arrears or otherwise due.

                "Losses" has the meaning set forth in  9.2.

                "Most Recent Balance Sheet" means the statement of assets and liabilities dated November 30, 1995 prepared by Sellers and included in the Financial
           Statements attached as Exhibit D hereto.

                "Most Recent Fiscal Year End" has the meaning set forth in 3.9 below.

                "Multiemployer Plan" has the meaning set forth in ERISA 3(37).

                "Net Asset Value" means the excess of the Acquired Assets over the Assumed Liabilities as shown on the Final Closing Net Assets Acquired Statement prepared as of the Closing Date and determined in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements; provided, however, that assets, liabilities, gains, losses, revenues, and expenses for interim periods or as of dates other than fiscal year-end will be determined, for purposes of the Final Closing Net Assets Acquired Statement, through the full application of the procedures which would be used in preparing an audited balance sheet.

                "Ordinary Course of Business" means the ordinary course of business consistent with past practice
           (including with respect to quantity and frequency).

                "Parties" has the meaning set forth in the preamble above.

                "Patent" means any: (i) United States or foreign patent, patent application, patent disclosure or other patent right; (ii) any division, continuation, continuation-in-part or similar extension of an application that is a Patent; and (iii) any patent or other patent right that issues or is based upon an application that is a Patent.

                "PBGC" means the Pension Benefit Guaranty
           Corporation.

                "Penril Litigation" has the meaning set forth in
            2.3(e) below.

                "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

                "Preliminary Closing Net Assets Acquired
           Statement" has the meaning set forth in 2.6 below.

                "Product Agreement" means the Product Agreement entered into by the Parties attached hereto as Schedule G.

                "Products" means all current products and services that are identified in Schedule 2.1(d), any subsequent versions of such products currently being developed, any products currently being developed by ENBU which are designed to supersede, replace or function as a component of such products, and any upgrades, enhancements, improvements and modifications to the foregoing currently being developed.

                "Prohibited Transaction" has the meaning set forth in ERISA 406 and Code 4975.

                "Purchase Price" has the meaning set forth in
            2.5 below.

                "Release" means any actual or, to the Knowledge of the Seller, alleged spilling, leaking, pumping, pouring, emitting, dispersing, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of any Chemical Substance into the Environment that would cause an Environmental Liability and Cost (including the abandonment or discarding of barrels, containers, tanks or other receptacles containing or previously containing any Chemical Substance).

                "Reportable Event" has the meaning set forth in ERISA 4043.

                "Retained Products" means all current products and services that are identified in Schedule 1.1, all current products and services of and products currently under development by the Component Products Division and Desktop Networks Business Unit, any subsequent versions of such products currently being developed, any products currently being developed which are designed to supersede, replace or function as a component of such products, and any upgrades, enhancements, improvements and modifications to the foregoing currently being developed.

                "Retained Technology" means all inventions, copyrightable works, integrated circuit masks, discoveries, innovations, know-how, information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, business and marketing plans and proposals, documentation, and manuals), computer software, computer hardware, integrated circuits, electronic, electrical and mechanical equipment and all other forms of technology, including improvements, modifications, derivatives or changes, whether tangible or intangible, embodied in any form, whether or not protectible or protected by patent, copyright, mask work right, trade secret law or otherwise, that are incorporated, embodied or used in or are used to develop, manufacture, test or market the Retained Products.

                "Safety Laws" means any federal, state, local and foreign law, regulation or legal requirement relating to health or safety, including the Occupational Safety and Health Act, as amended, as now or hereinafter in effect relating to (a) exposure of employees to any Chemical Substance or (b) the physical structure, use or condition of a building, facility, fixture or other structure, including, without limitation, those relating to equipment or manufacturing processes, or the management, use, storage, disposal, cleanup or removal of any Chemical Substance.

                "Safety Liabilities and Costs" means all Losses incurred to comply with any Safety Law or as a result of any health or safety conditions present at, created by or arising out of the past or present operations of the ENBU through the Closing Date.

                "Securities Act" means the Securities Act of
           1933, as amended.

                "Securities Exchange Act" means the Securities
           Exchange Act of 1934, as amended.

                "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

                "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

                "Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar, including FICA), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

                "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                "Technology" means all inventions, copyrightable works, integrated circuit masks, discoveries, innovations, know-how, information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, business and marketing plans and proposals, documentation, and manuals), computer software, computer hardware, integrated circuits, electronic, electrical and mechanical equipment and all other forms of technology, including improvements, modifications, derivatives or changes, whether tangible or intangible, embodied in any form, whether or not protectible or protected by patent, copyright, mask work right, trade secret law or otherwise, that are incorporated, embodied or used in or are used to develop, manufacture, test or market the Products.

                "Trademarks" means any trademarks, service marks, trade dress, and logos, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith.

           2.   Acquisition of Assets by Buyer.

                2.1. Purchase and Sale of Assets. The Sellers agree to sell and transfer to the Buyer, and the Buyer agrees to purchase from the Sellers at the Closing, subject to and upon the terms and conditions contained herein, free and clear of any Lien or Security Interest except as listed on Schedule 2.1(a), all of the Sellers' right, title, and interest in and to the following properties and assets, except as provided in 2.2 (collectively, the "Acquired Assets"):

                (a)  All assets of the ENBU reflected on the
           Most Recent Balance Sheet and all assets of the ENBU of the same nature as those reflected on the Most Recent Balance Sheet that have been acquired by Sellers in the Ordinary Course of Business since November 30, 1995 (other than assets reflected on the Most Recent Balance Sheet that have been disposed of in the Ordinary Course of Business since November 30,
           1995) including without limitation:

                (i)  all tangible personal property (such as
           machinery, equipment, inventories, raw materials, supplies, manufactured and purchased parts, works in progress, finished goods, furniture, tools, jigs and dies) included in the Most Recent Balance Sheet;

                (ii) prepaid expenses and other similar current assets of the ENBU included in Most Recent Balance
           Sheet;

                (b) All leasehold interests and subleases and rights thereunder relating to the real and personal property as listed on Schedule 2.1(b) (the "Leases");

                (c)  All licenses (other than Intellectual
           Property), permits, authorizations, orders, registrations, certificates, variances, approvals, consents and franchises pertaining to or used in connection with the Assets of the ENBU or any pending applications relating to any of the foregoing, including without limitation all governmental permits, licenses, authorizations, approvals and consents described in Schedule 2.1(c);

                (d) All Intellectual Property, except as set forth in Section 2.2, goodwill associated therewith, licenses and sublicenses granted in respect thereto and rights thereunder, remedies against infringements thereof and rights to protection of interest therein, including without limitation the Intellectual Property described in Schedule 2.1(d) hereto;

                (e)  All contracts, indentures, mortgages,
           instruments, Security Interests, guaranties, or other agreements relating to the Assets of the ENBU as listed on Schedule 2.1(e) (the "Contracts");

                (f) (i) All customer, distribution, supplier and mailing lists of any of the Sellers relating exclusively to the business of ENBU and (ii) copies of all other customer, distribution, supplier and mailing lists of any of the Sellers relating to the Assets of ENBU, excluding the Excluded Assets;

                (g) All claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of set off and rights of recoupment relating to the Assets of the ENBU or the other Acquired Assets, excluding the Excluded Assets, except as set forth on Schedule 2.3(e); and

                (h)  (i) All business and financial records,
           books, ledgers, files, plans, documents, correspondence, lists, architectural plans, drawings, notebooks, creative materials, advertising and promotional materials, marketing materials, studies, reports, equipment repair, maintenance or service records exclusively relating to the Assets of the ENBU excluding the Excluded Assets whether written or electronically stored or otherwise recorded and (ii) copies of all other business and financial records, books, ledgers, files, plans, documents, correspondence, lists, architectural plans, drawings, notebooks, creative materials, advertising and promotional materials, marketing materials, studies, reports, equipment repair, maintenance or service records relating in part to the Assets of the ENBU excluding the Excluded Assets and relating in part to businesses retained by SMC whether written or electronically stored or otherwise recorded.


                2.2. Excluded Assets. There shall be excluded from the Acquired Assets to be sold, assigned, transferred, conveyed and delivered to Buyer hereunder, and to the extent in existence on the Closing Date, there shall be retained by the Sellers, the following assets, properties and rights
           (collectively, the "Excluded Assets"):

                (a)  all accounts receivable and notes
           receivable;

                (b) all Patents owned by the Sellers other than that certain application for U.S. Letters Patent known as Multimedia Bandwidth Accelerator, Serial No. 08/428,403, and any division, continuation, continuation-in-part in similar extension of such application;

                (c) the entire right, title and interest in and to all proprietary rights of every kind and nature, including Patents, copyrights, Trademarks, mask works, trade secrets and proprietary information, all applications for any of the foregoing, and any license or agreements granting rights related to the foregoing subsisting in, covering, reading on, directly applicable to or existing in the Feast Chip, the Feast Full Duplex Chip, the Bacon Chip and the 694 Chip and, any subsequent versions of such chips currently being developed, and any upgrades, enhancements, improvements and modifications to such chips currently being developed.

                (d) the entire right, title and interest in and to all proprietary rights of every kind and nature, including Patents, copyrights, Trademarks, mask works, trade secrets and proprietary information, all applications for any of the foregoing, and any license or agreements granting rights related to the foregoing: (i) subsisting in, covering, reading on, directly applicable to or existing in the Retained Products or the Retained Technology; or (ii) that are owned, licensed or controlled in whole or in part by ENBU and directly relate to the Retained Products or Retained Technology; or (iii) that are used in or necessary to the development, manufacture, marketing or testing of the Retained Products including but not limited to a non-exclusive, non-transferable right to: (i) use the technology claimed in the application for U.S. Letters Patent known as Multimedia Bandwidth Accelerator, Serial No. 08/428,403 (the "Multimedia Patent") to the extent such technology is embodied in the Retained Products; and (ii) license the Multimedia Patent to the extent SMC is contractually required to do so pursuant to the licenses described in Section 3.16(e) of the Disclosure Letter;

                (e) all rights in and to the trademarks
           EliteView  and TigerSwitch  except as set forth in
           Section 5.13;

               (f) any goodwill of the Sellers;

               (g) loans by Sellers to employees of Sellers;

               (h) fixed assets not directly relating to employees of the ENBU; and

               (i) deferred service revenue.

               2.3. Assumption of Liabilities. On the terms and subject to the conditions set forth herein and subject to Section 2.4 hereof, from and after the Closing, the Buyer will assume and satisfy or perform when due only the following Liabilities and obligations of the Sellers and its Subsidiaries (the "Assumed Liabilities"):

                (a) all Liabilities of the ENBU set forth on the face of the Most Recent Balance Sheet;

                (b) all Liabilities of the ENBU incurred after November 30, 1995 in the Ordinary Course of Business that would, if incurred during the last fiscal year, be required in accordance with GAAP to be set forth on the face of the Most Recent Balance Sheet;

                (c) all Liabilities and obligations of the ENBU under the Leases listed on Schedule 2.1(b);

                (d) all Liabilities and obligations under the Contracts listed in Schedule 2.1(e); and

                (e)  all Liabilities and obligations of the
           Sellers and the ENBU in respect of the case pending in the Circuit Court in Maryland captioned Penril Datacomm Networks, Inc. v. Standard Microsystems Corporation et al. (Cir. Ct. MD, No. 106878) (the "Penril Litigation") but only to the extent and subject to the terms described on Schedule 2.3(e).

                2.4. Liabilities Not Assumed. Except as expressly set forth in this Agreement, the Buyer will not assume or perform any Liabilities or obligations not specifically contemplated by 2.3 hereof nor any of the following Liabilities and obligations (whether or not contemplated by 2.3 unless specifically contemplated by this 2.4):

                (a) any Liability or obligation of any of the Sellers for Taxes of any Person attributable to any taxable period or activities or events that occurred prior to the Closing Date regardless of whether reserved on the Financial Statements;

                (b) any Liability of any of the Sellers for the unpaid Taxes of any Person prior to the Closing Date or as a consequence of the Closing, including Taxes imposed on any of the Sellers as a transferee or successor, by contract, or otherwise;

                (c) any Liability or obligation of any of the Sellers to indemnify any Person (including any of the Sellers) by reason of the fact that such Person was a director, officer, employee, or agent of any of the Sellers or was serving at the request of such entity as a partner, trustee, director, officer, employee, or agent of another entity;

                (d) any Liability or obligation of any of the Sellers as a result of any legal or equitable action or judicial or administrative proceeding initiated at any time caused by any action that occurred or condition that existed prior to the Closing Date and in respect of anything done, suffered to be done or omitted to be done by such Seller or any of their directors, officers, employees or agents except as set forth in 2.3(e);

                (e)  any Liability of any of the Sellers for
           costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby;

                (f) any Liability or obligation of any of the Sellers under this Agreement (or under any side agreement between any of the Sellers on the one hand and the Buyer on the other hand) entered into on or after the date of this Agreement;

                (g) any Liability or obligation of any of the Sellers incurred in connection with the making or performance of this Agreement;

                (h) any Liability or obligation for products manufactured or sold (or, in the case of warranty obligations, for products sold prior to Closing) or services rendered by the ENBU prior to the Closing Date (i) except (A) to the extent described on
           Schedule 2.3(e) and (B) any Liability for product warranty repair and replacement (as described in
            5.11) to the extent of the reserve as set forth in the Most Recent Balance Sheet and in 2.3(b) above, and (ii) including, without limitation, any Liability relating to the pending dispute between the Sellers and Willemijn Houdstermaatschappiuj BV regarding the Soderblom Patent (U.S. Patent No. Re. 31,852) and related contractual Liabilities except as described on Schedule 2.3(e);

                (i) any Liability or obligation of any of the Sellers arising out of any Employee Benefit Plan established or maintained by any of the Sellers for the benefit of past or present employees of ENBU or to which the ENBU contributes or any liability or the termination of any such plan;

                (j) any Liability or obligation of any of the Sellers for making payments or providing benefits of any kind to its employees or former employees (including, without limitation, (A) as a result of the sale of the Acquired Assets or as a result of the termination by any of the Sellers of any employees,
           (B) any Liability or obligation arising out of, or relating to, the Worker Adjustment and Retaining Act of 1988, (C) any obligation to provide former employees (including individuals who become former employees by reason of the consummation of the transactions contemplated by this Agreement) so-called COBRA continuation coverage, (D) any Liability or obligation in respect of medical and other benefits for existing and future retirees and for claims made after Closing in respect of costs and expenses incurred prior to Closing, (E) any Liability or obligation in respect of work-related employee injuries or worker's compensation claims (F) any Liability of Sellers pursuant to 5.7 hereof
           (G) any Liability or obligation in respect of the Sellers' 401(k) savings plan, except as set forth in 5.7, and (H) any Liability or obligation in respect of employee bonuses);

                (k) any Liability pertaining to the ENBU or its business and arising out of or resulting from noncompliance prior to the Closing Date with any national, regional or local laws, statutes, ordinances, rules, regulations, orders, determinations, judgments, or directives, whether legislatively, judicially or administratively promulgated (including, without limitation, any Environmental Liabilities and Costs whether or not arising out of or resulting from Sellers' noncompliance with Environmental Laws);

                (l) any Liability or obligation of any of the Sellers under any leases, contracts, or agreements not listed on Schedules 2.1(b) and 2.1(e);

                (m) any Liability or obligation of any of the Sellers in respect of Environmental Liabilities and Costs arising out of any condition existing at or prior to Closing which constitutes a violation of or gives rise to a duty to remediate under any Environmental Law which is occurring or occurred on either (A) property which is not owned or leased by any of the Sellers on the Closing Date or (B) property which is owned or leased by any of the Sellers on the Closing Date, in both cases without limit as to point of time, knowledge or amount (including, without limitation, any Liability or obligation to remediate any Chemical Substance, (i) generated, used, stored, disposed of or Released (specifically including naphtha) at any property or facility owned or leased by the Sellers or their Affiliates at any time prior to the Closing Date,
           (ii) Released from or in connection with any underground or above-ground storage tank maintained at any property or facility owned or leased by any of the Sellers or its Affiliates at any time prior to the Closing Date or (iii) generated, used, stored, disposed of or Released in connection with the ENBU's past or present operations);

                (n)  all Safety Liabilities and Costs;

                (o) any Liability or obligation in respect of accounts payable; and

                (p) any Liabilities or obligations for accrued royalties for Soderblom, accrued payroll, accrued legal fees, accrued bonuses, incentives and accrued vacation, and accrued Taxes; and

                (q)  any Liabilities or obligations of the
           Sellers and Buyer in respect of the Penril Litigation in excess of the amounts described on Schedule 2.3(e) except for any Liabilities (including damages) of Buyer in the Penril Action arising from actions taken by Buyer post-closing.

                2.5. Purchase Price.  The Buyer agrees to pay to
           SMC the purchase price (the "Purchase Price") as follows:

                2.5.1.  Cash.  At closing, $68,850,000 in cash
           payable by wire transfer upon such wire instructions delivered by SMC to Buyer two business days prior to the Closing; and

                2.5.2.  Escrow Amount.  $7,050,000 in cash
           payable by wire to Fleet National Bank of Massachusetts as escrow agent (the "Escrow Agent"), to be held in escrow pursuant to the Escrow Agreement among the Parties and the Escrow Agent in the form of Exhibit A hereto.

                2.6. Adjustment to Purchase Price; Closing Date Audit Closing Date Audit;. Within 20 days following the Closing Date, SMC shall prepare a closing statement that shall consist solely of a balance sheet of the Assets Acquired and the Assumed Liabilities relating to the ENBU as of the Closing Date (the "Final Closing Net Assets Acquired Statement") prepared consistently with the Preliminary Closing Net Assets Acquired Statement attached hereto as Schedule 2.6(a) (the "Preliminary Closing Net Assets Acquired Statement") and (ii) a Final Balance Sheet of the ENBU dated as of the Closing Date prepared in accordance with GAAP consistently with the Most Recent Balance Sheet (the "Final Balance Sheet") and shall deliver them to Buyer. The Final Closing Net Assets Acquired Statement shall be derived from the Final Balance Sheet and shall specifically describe the derivation from such Final Balance Sheet. Within 30 days of receipt of the Final Closing Net Assets Acquired Statement, KPMG Peat Marwick will, at Buyer's expense, conduct an examination in accordance with generally accepted auditing standards or such other similar procedures reasonably considered necessary by KPMG Peat Marwick (the "Closing Date Audit") of the Acquired Assets and Assumed Liabilities as reflected on the Final Closing Net Assets Acquired Statement as of the close of business on the Closing Date. SMC shall make its work papers and back up materials used in preparation of the Final Closing Net Assets Acquired Statement and the Final Balance Sheet available for review by Buyer and KPMG Peat Marwick. Within ten days of the completion of the Closing Audit, Buyer shall provide SMC with written notice of any adjustments to the Final Closing Net Assets Acquired Statement provided to Buyer from SMC excluding issues relating to inventory valuation and including adjustments to the total amount of accounts receivable less accounts payable as reflected on the Final Balance Sheet ("Dispute Notice"). If Buyer does not provide a Dispute Notice to SMC within such 10 day period, Buyer shall be deemed to have accepted the Final Closing Net Assets Acquired Statement as prepared by SMC and shall be final and binding on the parties in the absence of fraud or manifest error.

                Based upon the Final Balance Sheet as audited and as agreed to by the Parties as contemplated by this 2.6, (i) Seller will pay to Buyer, within 5 days of the resolution of such disputes, an amount equal to the amount by which (A) the accounts receivable less the accounts payable as reflected on Final Balance Sheet exceeds (B) $1,900,000 or (ii) Buyer will pay Sellers, within 5 days of the resolution of such disputes, an amount equal to the amount by which (A) the accounts receivable less the accounts payable as reflected on Final Balance Sheet is less than (B) $1,900,000. Any other payments that may be determined based on the above, shall be made by Sellers to Buyer within 5 days of such resolution.

                The Dispute Notice shall set forth the amounts as to which the Buyer disagrees. The Parties shall attempt in good faith to resolve such dispute. In the event that the Parties cannot so agree, the Parties shall, at Sellers' and Buyer's joint expense, resolve the dispute by arbitration. The Buyer and Sellers have selected Price Waterhouse to resolve any remaining objections. The determination of such accounting firm shall be made within 30 days of the notification of Price Waterhouse by Buyer and Sellers, shall be set forth in writing and shall be conclusive and binding on the Parties. The fees and expenses of Price Waterhouse shall be shared equally by the Buyer and the SMC. The Final Closing Net Assets Acquired Statement shall be revised to reflect the resolutions of any objections thereto.

                2.7. The Closing.  The closing of the
           transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Ropes & Gray in Boston, Massachusetts, commencing at 10:00 a.m. eastern time five business days following satisfaction of the Closing Conditions set forth in section 6.1 and 6.2, and in any event on or prior to 45 days following the expiration or termination of the waiting period under the Hart-Scott Rodino Act, or such other date as the Parties may mutually determine (the "Closing Date").

                2.8. Deliveries at the Closing.  At the Closing,
           (i) the Sellers will deliver to the Buyer the various certificates, instruments, and documents referred to in 6.1 below; (ii) the Sellers will execute, acknowledge (if appropriate), and deliver to the Buyer (A) assignments of the Leases, Permits, Intellectual Property and Contracts, listed in 3.31 of the Disclosure Letter (including Intellectual Property transfer documents), (B) such other instruments of sale, transfer, conveyance, and assignment as the Buyer and its counsel may reasonably request; (C) the Escrow Agreement; and (D) the Product Agreement; (iii) the Buyer and Sellers will execute, acknowledge (if appropriate), and deliver the Assignment and Assumption Agreement in the form attached hereto as Exhibit B-1, the Bill of Sale in the form attached hereto as Exhibit B-2, and the Inventory Bill of Sale in the form attached hereto as Exhibit B-3; (iv) the Sellers will deliver copies of all material items among the items identified in Section 2.1(h)(ii), identifying in connection with such delivery that Sellers have retained a copy of such materials; and (v) the Buyer will deliver to SMC the consideration payable at Closing specified in 2.5 above.

                Simultaneously with such delivery, each of the Sellers will use its reasonable best efforts and take all action as may be necessary to put Buyer and, in respect of Inventory, Cabletron Sales & Service, Inc. in possession and operating control of the Acquired Assets.

                At any time and from time to time after the Closing, at the request of Buyer and without further consideration, except as stated below, any of the
           Sellers: (a) will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such action as Buyer may reasonably determine is necessary to transfer, convey and assign to Buyer, and to confirm Buyer's title to or interest in the Acquired Assets, to put Buyer in actual possession and operating control thereof and to assist Buyer in exercising all rights with respect thereto; (b) will deliver to Buyer copies of all non-material items among the items identified in Section 2.1(h)(ii).

                2.9. Preliminary Allocation of Purchase Price. The Parties agree that the preliminary allocation of the Purchase Price for the Acquired Assets shall be as determined by the allocation formula set forth on Exhibit C hereto, as may be adjusted to reflect any Additional Payment or other adjustments. The Sellers and Buyer agree that the allocation may be amended or modified by mutual agreement prior to the filing of the applicable Tax Returns of Buyer and the Sellers. The Sellers and Buyer shall use such final allocation in all Tax Returns.

                2.10.     Joint Software. Buyer shall use
           reasonable efforts to perform such further development of the Joint Software as is currently anticipated by the Parties, provided, however, that Buyer's sole obligation will be to devote ten man hours a week through April 7, 1996 to further development of the Joint Software. Sellers hereby assign an undivided 50% interest in the Joint Software, and all intellectual property, including copyrights, therein, to Buyer, and Buyer hereby assigns an undivided 50% interest in the Joint Software, and all intellectual property, including copyrights, therein, to Sellers. The Parties agree that Sellers shall receive no title in any enhancements, upgrades, modifications or new versions of the Joint Software developed by Buyer other than developed pursuant to the first sentence of this paragraph. THE PARTIES AGREE THAT THE SELLERS ARE RECEIVING THE JOINT SOFTWARE "AS IS", AND THAT BUYER MAKES NO REPRESENTATION OR WARRANTY WHATSOEVER, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, CONCERNING THE JOINT SOFTWARE.

           3. Representations and Warranties of the Sellers. The Sellers each severally and not jointly represent and warrant to the Buyer that the statements contained in this 3 are correct and complete as of the date of this Agreement and, if different than the date of this Agreement, will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this 3), except as set forth in the Disclosure Letter accompanying this Agreement and initialed by the Parties (the "Disclosure Letter"). The Disclosure Letter will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this 3.

                3.1. Organization of the Sellers. Each of the Sellers is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Copies of the certificate of incorporation and bylaws of each of the Sellers, as amended to date, have been heretofore delivered to Buyer and are accurate and complete.

                3.2. [Reserved].

                3.3. Authorization of Transaction. Each of the Sellers has the power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its respective obligations hereunder. All corporate and other actions or proceedings to be taken by or on the part of each of the Sellers to authorize and permit the execution and delivery by it of this Agreement and the instruments required to be executed and delivered by it pursuant hereto, the performance by each of the Sellers of its obligations hereunder, and the consummation by each of the Sellers of the transactions contemplated herein, have been duly and properly taken. This Agreement has been duly executed and delivered by each of the Sellers and constitutes the legal, valid and binding obligation of each of the Sellers, enforceable in accordance with its terms and conditions.

                3.4. Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in 2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of the Sellers or the Acquired Assets is subject or any provision of the charter or by-laws of any of the Sellers or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, Lien, Security Interest or other arrangement to which any of the Sellers is a party or by which it is bound or to which any of their assets is subject (or result in the imposition of any Security Interest upon any of their assets) except where such violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice or Security Interest would not have a material adverse effect on the financial condition of the ENBU or on the ability of the Sellers to consummate the transactions contemplated by this Agreement. None of the Sellers needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in 2 above) except for the required filings under the Hart-Scott-Rodino Act, which filings have been made, and except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the financial condition of the ENBU or on the ability of the Sellers to consummate the transactions contemplated by this Agreement.

                3.5. Brokers' Fees. None of the Sellers has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

                3.6. Title to Assets. The Sellers collectively have good and valid title to, or a valid and subsisting leasehold interest in, and the power to sell the Acquired Assets, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since November 30, 1995 and not in contravention of provisions of 3.11.

                3.7. Acquired Assets Used in Business.  The
           Acquired Assets comprise all of the assets, properties and rights of every type and description, real, personal, tangible and intangible used by the ENBU in product development, manufacturing, marketing and testing of the Products other than the Excluded Assets set forth in 2.2(d) and (e) above.

                3.8. Subsidiaries.   3.8 of the Disclosure
           Letter sets forth for the Subsidiary (i) its name and jurisdiction of incorporation, (ii) the number of shares of authorized capital stock of each class of its capital stock, (iii) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof and the number of shares held by each such holder, (iv) the number of shares of its capital stock held in treasury, and (v) its directors and officers. SMC holds of record and owns beneficially all of the outstanding shares of the Subsidiary, free and clear of any restrictions on transfer, Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands.

                3.9. Financial Statements. Attached hereto as Exhibit D are the following financial statements (collectively the "Financial Statements"): (i) unaudited balance sheet (statement of net assets and liabilities) and an unaudited statement of revenues and expenses for the fiscal year ended February 28, 1995 (the "Most Recent Fiscal Year End") for the Acquired Assets and (ii) unaudited Most Recent Balance Sheet as of November 30, 1995 and unaudited statement of revenues and expenses relating to the Acquired Assets for the nine- and three-month periods ending November 30, 1995 ("Interim Financial Statements"). The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and are consistent with the books and records of the ENBU. The Parties agree that inventory reserves for valuation as of the date of the Most Recent Balance Sheet are deemed to be adequate.

                3.10. Indebtedness; Guarantees Guarantees;. Except as set forth on the Most Recent Balance Sheet, none of the Sellers has any indebtedness for money borrowed or for the deferred purchase price of property or services, excluding trade payables and other accrued current liabilities incurred in the ordinary course of business, or capital lease obligations, conditional sale or other title retention agreements relating to the Assets of the ENBU ("Indebtedness"). None of the Sellers is a guarantor or otherwise liable for any Liability or obligation, of any other Person for any matter which relates to or affects or will affect the Assets of the ENBU.

                3.11.     Absence of Changes.  Since the Most
           Recent Balance Sheet date and except as disclosed in
            3.11 of the Disclosure Letter, there has not been any material adverse change in the business, financial condition, operations or results of operations of the ENBU. Without limiting the generality of the foregoing, since that date:

                (a)   none of the Sellers has sold, leased,
           transferred, or assigned any of the ENBU's assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

                (b) none of the Sellers has entered into (i) any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving payments of more than $25,000 relating to the Assets of the ENBU or (ii) any exclusive distribution agreement or any agreement that would limit Buyer's rights to select distribution channels for the Products;

                (c)  no party (including the ENBU and the
           Sellers) has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving payments of more than $25,000 relating to the Assets of the ENBU;

                (d)  none of the Sellers has imposed any
           Security Interest upon any of the ENBU's assets, tangible or intangible;

                (e)   the ENBU has not made any capital
           expenditure (or series of related capital expenditures) involving more than $10,000 singly or $50,000 in the aggregate.

                (f) none of the Sellers has made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) involving payments of more than $25,000 relating to the Assets of the ENBU;

                (g) the ENBU has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation involving payments of more than $25,000;

                (h) the ENBU has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

                (i)   the ENBU has not canceled, compromised,
           waived, or released any right or claim (or series of related rights and claims) involving payments of more than $25,000;

                (j)   none of the Sellers or the ENBU has
           granted any license or sublicense of any rights under or with respect to any Intellectual Property;

                (k)   none of the Sellers has any reason to
           believe that its major vendors, licensors, distributors and customers do not intend to continue with Buyer a business relationship on terms at least as favorable as the relationship such vendors, licensors, distributors and customers, as the case may be, currently have with Sellers.

                (l) the ENBU has not experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

                (m) none of the Sellers has made any loan to, or entered into any other transaction with, any of the ENBU's directors, officers, and employees outside the Ordinary Course of Business;

                (n) none of the Sellers has entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement relating to the Assets of the ENBU;

                (o)   none of the Sellers has granted any
           increase in the base compensation of any of the directors, officers, and employees of the ENBU outside the Ordinary Course of Business;

                (p) none of the Sellers has adopted, amended, modified or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of the directors, officers, and employees of the ENBU(or taken any such action with respect to any other Employee Benefit
           Plan);

                (q) none of the Sellers has made any payment pursuant to any Employee Benefit Plan, or bonus, profit-sharing, incentive, severance or other plan, contract or commitment for the benefit of any of ENBU's directors, officers and employees;

                (r) none of the Sellers has changed employment terms for any of the directors, officers, and employees of the ENBU outside the Ordinary Course of Business;

                (s) the ENBU has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

                (t)   none of the Sellers or the ENBU has
           modified or changed the application of GAAP from the manner in which it was applied in the Financial
           Statements;

                (u) there has not been any other occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving the ENBU; and

                (v) none of the Sellers has accelerated the collection or conversion of accounts receivable or notes receivable by offering any incentive for such acceleration, including but not limited to prepayment discounts, allowances or enhancements; and

                (w)   none of the Sellers has committed to do
           any of the foregoing.

                3.12. Absence of Undisclosed Liabilities. There is no Liability (and, to the Sellers' knowledge without additional investigation there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) of the ENBU, except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto), (ii) Liabilities which have arisen after the date of the Most Recent Balance Sheet in the Ordinary Course of Business, and (iii) Liabilities not assumed pursuant to 2.3.

                3.13. Legal and Other Compliance. Each of the ENBU and its respective predecessors is in compliance with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) the violation of which would have a material adverse effect on the ENBU or its operations, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. Neither the ownership nor use of the properties of the ENBU, excluding Intellectual Property, nor the conduct of the business relating to the Assets of the ENBU conflicts with the rights of any other Person or violates, with or without the giving of notice or the passage of time or both, any terms or provisions of any Lien or Security Interest, lease, license, agreement, understanding, law, ordinance, rule or regulation, or any order, judgment or decree to which the ENBU is a party or by which they or their assets are bound or affected.

                3.14.     Taxes.

                (a) Each of the Sellers has timely filed all Tax Returns that they were required to file concerning the ENBU. All Taxes owed by the Sellers concerning the ENBU (whether or not shown on any Tax Return) have been paid. The Sellers currently are not the beneficiary of any extension of time within which to file any Tax Return relating to the Assets of the ENBU. No claim has ever been made by an authority in a jurisdiction where any of the Sellers does not file Tax Returns that they may be subject to taxation by that jurisdiction in respect of Assets of the ENBU. There are no Security Interests in any of the Assets of the ENBU that arose in connection with any failure (or alleged failure) to pay any tax.

                (b) There is no dispute or claim concerning any Tax Liability relating to the Assets of the ENBU either (A) claimed or raised by any authority in writing or (B) as to which the Sellers have Knowledge based upon contact with any agent of such authority. The federal Tax Returns for SMC and its consolidated subsidiaries have been audited for all years from February 28, 1988 through February 28, 1993.
           Included in that return were the ENBU operations for the short period January 1, 1993 to February 28, 1993. No other income Tax Returns filed with respect to the ENBU Assets have been audited. All returns filed for periods subsequent to February 28, 1993 remain open, but are not currently under audit. Each of the Sellers has delivered to the Buyer correct and complete copies of all federal Income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to relating to the Assets of the ENBU.

                (c)  The unpaid Taxes of the Sellers for the
           business relating to the Assets of the ENBU (A) did not, as of the Most Recent Balance Sheet, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax Income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date.

                (d) At the Closing, the Sellers will provide the Buyer with a certificate substantially in the form specified in Treas. Reg. 1.1445-2(b)(2)(iii)(B) to the effect that the Sellers are not foreign persons for purposes of sections 897 and 1445 of the Internal Revenue Code of 1986, as amended.

                3.15.     Property, Plant and Equipment.

                (a) None of the Sellers owns any real property that is used in the Acquired Assets other than incidental assets located at SMC's sites in New York;

                (b) Section 3.15(b) of the Disclosure Letter lists all real property leased or subleased to the Sellers that is used in the Assets of the ENBU. The Sellers have delivered to the Buyer correct and complete copies of the leases and subleases listed in
            3.15(b) which have not been amended or modified since the date thereof of the Disclosure Letter (as amended to date). With respect to each lease and sublease listed in 3.15(b) of the Disclosure
           Letter:

                (i) to the Sellers' Knowledge, the lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

                (ii) to the Sellers' Knowledge, the lease or sublease will continue to be in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in 2 above);

                (iii) to the Sellers' Knowledge, no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a material breach or default or permit termination, modification, or acceleration thereunder;

                (iv) to the Sellers' Knowledge, no party to the lease or sublease has repudiated any provision thereof;

                (v) none of the Sellers has granted any sublease under the lease or sublease;

                (vi) none of the Sellers has assigned,
           transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold; and

                (vii)  all facilities leased or subleased
           thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations.

                (c) All improvements, machinery, equipment and other tangible assets which are included in the Acquired Assets and used in the development, manufacture and testing of the Products are free from defects (patent and latent), have been reasonably maintained, are in good operating condition and repair (subject to normal wear and tear) and are suitable in all material respects for the purposes for which they presently are used.

                3.16.     Intellectual Property.

                (a) To the Seller's Knowledge, the Sellers own or have the right to use pursuant to a written license or agreement, all Intellectual Property.

                (b)  Except as disclosed in  3.16 of the
           Disclosure Letter and except for Patents owned by parties other than the Sellers, the Assets of the ENBU have not infringed upon or misappropriated any intellectual property rights of third parties (and, to Sellers' Knowledge, there is no Basis for a claim of such infringement or misappropriation), and none of the Sellers and the officers (and employees with responsibility for Intellectual Property matters at the ENBU) of the ENBU has ever received any notice alleging any such infringement or misappropriation.

                (c)  All of the Sellers' employees that have
           participated in the development of the Products have entered into employee agreements with one of the Sellers assigning all right, title and interest in the Intellectual Property therein to a Seller. Pursuant to such employee agreements or applicable law, the Sellers own all of the right, title and interest of their employees to any Intellectual Property in the Products.

                (d) Schedule 2.1(d) identifies: (i) certain items of Intellectual Property, and (ii) each license or agreement which the Sellers have granted to any third party with respect to any of the Intellectual Property. With respect to each item of Intellectual
           Property:

                (i) the Sellers own all Intellectual Property designated as owned by Sellers, free and clear of any Security Interest and are in compliance with all material terms of all licenses relating to any Intellectual Property licensed to Sellers;

                (ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                (iii)  no action, suit, proceeding, hearing,
           investigation, charge, complaint, claim, or demand is pending, or to the Knowledge of the Sellers, is threatened, which challenges the legality, validity, enforceability, use, or ownership of the item, and to the Sellers' actual knowledge without independent investigation, there is no Basis therefor; and

                (iv)  none of the Sellers has agreed to
           indemnify any Person (other than customers of the Sellers or users of the Sellers' products) for or against any infringement or misappropriation with respect to the item.

                (e) Section 3.16(e) of the Disclosure Letter identifies each item of Intellectual Property among the Acquired Assets which, to the Knowledge of the Sellers, is owned by a third party and is used pursuant to license or agreement. The Sellers have provided to the Buyer correct and complete copies of all such licenses and agreements. With respect to each item of Intellectual Property, except as set forth in 3.16(e) of the Disclosure Letter:

                (i)  the underlying item of Intellectual
           Property is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

                (ii)  no action, suit, proceeding, hearing,
           investigation, charge, complaint, claim or demand is pending or, to the Knowledge of the Sellers, is threatened, which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property;

                (iii)  none of the Sellers or the ENBU has
           granted any sublicense or similar right with respect to the license, sublicense, agreement or permission;
           and

                (iv) the license or agreement is legal, valid, binding, enforceable, and in full force and effect, and, to the Sellers' Knowledge, will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby.

                (f)  To the Knowledge of the Sellers, the
           Acquired Assets do not infringe upon any Patents owned by parties other than the Sellers. It is expressly understood that for the purposes of this
           Section 3.16(f), the Sellers have not searched any patent records and the Sellers do not undertake to make a search of any patent records.

                (g) To the Knowledge of the Sellers, no third party has infringed upon or misappropriated any Intellectual Property. It is expressly understood that for the purposes of this Section 3.16(g), the Sellers have not conducted any independent investigation intended to reveal any such infringement or misappropriation.

                3.17.     Inventories.  The inventory of the
           ENBU consists of raw materials and supplies,
           manufactured and purchased parts, goods in process, and finished goods, none of which is damaged, or defective, subject only to the reserve for inventory writedown set forth on the face of the Most Recent Balance Sheet as adjusted for the passage of time through the Closing Date in accordance with GAAP and the past custom and practice of the Sellers. The inventory, taken as a whole, as reflected in the Most
           Recent Balance Sheet   and books and records of the
           ENBU is valued at the lower of cost (on a first-in, first-out basis) or market in accordance with GAAP, consistently applied. Since the date of the Most Recent Balance Sheet, no inventory has been sold or disposed of except through sales in the Ordinary Course of Business. The Parties agree that the inventory reserves for valuation as of the date of the Most Recent Balance Sheet are deemed to be adequate.

                3.18.     Contracts.   3.18 of the Disclosure
           Letter lists the following contracts and other agreements (including the Contracts, and Leases listed on Schedules 2.1(b) and 2.1(e)) related to the Assets of the ENBU to which any of the Sellers is a party:

                (a)  any agreement (or group of related
           agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $25,000;

                (b)  any agreement (or group of related
           agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will involve consideration in excess of $25,000;

                (c) any agreement concerning a partnership or joint venture;

                (d)  any agreement (or group of related
           agreements) under which it has created, incurred, assumed, or guaranteed any Indebtedness in excess of $25,000 or under which it has imposed a material Security Interest on any of its assets, tangible or intangible of the ENBU;

                (e) any agreement concerning confidentiality or noncompetition;

                (f)  any agreement for the employment of any
           individual on a full-time, part-time, consulting or other basis in excess of $25,000 or providing severance benefits;

                (g) any agreement under which it has advanced or loaned any amount to any directors, officers, and employees of the ENBU outside the Ordinary Course of Business;

                (h)  any agreement which will be assigned to
           Buyer pursuant to 2.1(e), under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations of the Assets of the ENBU;

                (i)  any contract or arrangement with any
           federal, state or local government agency relating to the Assets of the ENBU; or

                (j)  any support contract with customers
           relating exclusively to the Acquired Assets.

           The Sellers have delivered to the Buyer a correct and complete copy of each written agreement listed in
            3.18 of the Disclosure Letter (as amended to date). Except as disclosed in 3.18 of the Disclosure Letter, with respect to each such material agreement:
           (A) the agreement is legal, valid, and binding and in full force and effect; (B) the Sellers are not, and to the Sellers' Knowledge, no other party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (C) to the Sellers' Knowledge, no party has repudiated any provision of the agreement.

                3.19. Notes and Accounts Receivable. All notes and accounts receivable of the Sellers pertaining to the Assets of the ENBU are reflected properly on the Sellers' books and records in accordance with GAAP, are valid receivables, arose in the Ordinary Course of Business subject to no setoffs or counterclaims except as recorded as accounts payable, are current and collectible and will be collected in accordance with their terms at their recorded amounts, except as reflected as net of allowance for bad debts on the face of the Most Recent Balance Sheet (rather than in any notes thereto or reserve therefor) as adjusted for the passage of time in accordance with GAAP and past practice and custom of the Sellers.

                3.20.     Powers of Attorney.  There are no
           outstanding powers of attorney executed on behalf of any of the Sellers in respect of the Assets of the ENBU, its assets, liabilities or business.

                3.21.     Litigation.  Except as disclosed in
            3.21 of the Disclosure Letter, there are no judicial or administrative actions, claims, suits, proceedings or investigations pending or, to the actual knowledge of the Sellers without independent investigation, threatened, that may result in any material adverse change in the business relating to the Assets of the ENBU or the Acquired Assets or which may materially interfere with any part of the business relating to the Assets of the ENBU as currently conducted, or that question the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement, nor, to the actual knowledge of Sellers' without independent investigation, is there any Basis for any such action, claim, suit, proceeding or investigation. There are no judgments, orders, decrees, citations, fines or penalties heretofore assessed against the Sellers affecting the business relating to the Assets of the ENBU or the Acquired Assets under any federal, state or local law, except for such judgments, orders, decrees, citations, fines or penalties which would not have a material adverse effect on the Assets of the ENBU or the Acquired Assets.

                3.22. Product Warranties; Defects; Liability Defects; Liability;. Except as set forth in 3.22 of the Disclosure Statement, each product manufactured, sold, leased, or delivered by the ENBU which is an Acquired Asset or was a predecessor product to any product which is an Acquired Asset (collectively, the "Acquired Products"), has complied with and conformed to all applicable federal, state, local or foreign laws and regulations, contractual commitments and all applicable warranties, and none of the Sellers or the ENBU has any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject in each case only to the reserve for product warranty claims set forth on the face of the Most Recent Balance Sheet. Except as disclosed in 3.22 of the Disclosure Letter, no Acquired Product is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease including any Liability as a result of field and epidemic failures. Section 3.22 of the Disclosure Letter includes copies of the standard terms and conditions of sale or lease for the Products of the ENBU (containing applicable guaranty, warranty, and indemnity provisions).

                3.23.     Employees.  Since January 1, 1993,
           none of the Sellers has experienced any labor disputes or work stoppage due to labor disagreements with respect to the employees of the Sellers engaged in the Assets of the ENBU. The Sellers are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours and have not been and are not engaged in any unfair labor practice as defined in the National Labor Relations Act, as amended, the violation of which could have a material adverse effect on the Assets of the ENBU. There is no unfair labor practice charge or complaint against the Sellers pertaining to the Assets of the ENBU pending or, to the Knowledge of the Sellers, threatened before the National Labor Relations Board.
           Section 3.23 of the Disclosure Letter lists any collective bargaining agreement to which the any of the Sellers is party. No grievance which may have an adverse affect on the ENBU and its operations or prospects nor any arbitration proceeding arising out of or under any collective bargaining agreement is pending and no pending claims therefore have been made. Except as disclosed in 3.23 of the Disclosure Letter, no collective bargaining agreement to which the any of the Sellers is a party restricts such Seller or the ENBU from relocating, closing or subcontracting any of the ENBU's operations.

                3.24.     Employee Benefits.

                (a) Section 3.24 of the Disclosure Letter lists each Employee Benefit Plan that the Sellers maintain or to which any of the Sellers contributes relating to employees of the ENBU and any other profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of the ENBU's current or former directors, officers, or employees.

                (i) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) materially complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws.

                (ii)  All required reports and descriptions
           (including Form 5500 Annual Reports, Summary Annual Reports and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of
           Part 6 of Subtitle B of Title I of ERISA and of Code 4980B have been met with respect to each such
           Employee Benefit Plan which is an Employee Welfare Benefit Plan subject to such Part.

                (iii) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                (iv) Each such Employee Benefit Plan which is an Employee Pension Plan intended to be qualified under 401(a) of the Code is so qualified.

                (v)  The Sellers have delivered to the Buyer
           correct and complete copies of the plan documents, summary plan descriptions, insurance contracts and similar contractual or descriptive materials with respect to each Employee Benefit Plan listed in
           Section 3.24 of the Disclosure Letter.

                (b) No Employee Benefit Plan that any of the Sellers and their Subsidiaries and the Controlled Group of Corporations which includes the Sellers and their Subsidiaries maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. There have been no Prohibited Transactions with respect to any Employee Benefit Plan. None of the Sellers has not incurred any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

                (c) None of the Sellers, their Subsidiaries and the other members of the Controlled Group of Corporations that includes the Sellers and its Subsidiaries contributes to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal Liability) under any Multiemployer Plan.

                (d) None of the Sellers and their Subsidiaries maintains or has ever maintained, contributed or been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code 4980B).

                (e) None of the Sellers and their Subsidiaries maintains or has ever maintained, contributed or been required to contribute to any Employee Benefit Plan that is a defined benefit plan or arrangement.

                3.25.     [Reserved].

                3.26. Affiliated Transactions. Except as set forth in 3.26 of the Disclosure Letter, the Sellers and their Affiliates (other than the ENBU) do not own any asset, tangible or intangible, which is used in the business relating to the Assets of the ENBU which is not being transferred to Buyer hereunder as an Acquired Asset, other than Excluded Assets.

                3.27.     [Reserved]

                3.28.     Distributors, Customers, Suppliers.
           Section 3.28 of the Disclosure Letter sets forth a complete and accurate list of (i) the ten largest distributors for the ENBU products indicating the specific product, existing contractual arrangements, if any, with each such distributor and the volume of products distributed, (ii) the ten largest customers (by dollar volume) of the ENBU during the Most Recent Fiscal Year, indicating the existing contractual arrangements with each such customer by product and
           (iii) all suppliers of significant materials or services to the ENBU, indicating the contractual arrangements for continued supply from such Person. All distributorship agreements relating to the Assets of the ENBU are terminable at the election of the ENBU on not more than 60 days notice and none of such agreements provide that such distributor has exclusive rights for any geographic area or for any Product.

                3.29.     No Illegal Payments, Etc. To the
           Knowledge of the Sellers, none of the Sellers, nor any of the officers, employees or agents of the ENBU, has (a) directly or indirectly given or agreed to give any illegal gift, contribution, payment or similar benefit to any supplier, customer, governmental official or employee or other person who was, is or may be in a position to help or hinder the Assets of the ENBU (or assist in connection with any actual or proposed transaction) or made or agreed to make any illegal contribution, or reimbursed any illegal political gift or contribution made by any other person, to any candidate for federal, state, local or foreign public office (i) which may subject the ENBU to any damage or penalty in any civil, criminal or governmental litigation or proceeding or
           (ii) the non-continuation of which has had or might have, individually or in the aggregate, a material adverse effect on the ENBU or (b) established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose.

                3.30. Books and Records. The books and all corporate (including minute books and stock record books) and financial records of the ENBU are complete and correct in all material respects and have been maintained in accordance with applicable sound business practices, laws and other requirements.

                3.31.     Consents.  Section 3.31 of the
           Disclosure Letter sets forth a true, correct and complete list of the identities of any Person whose consent or approval is required and the matter, agreement or contract to which such consent relates in connection with the transfer, assignment or conveyance by the Sellers of any of the Acquired Assets.

                3.32.     Disclosure.  Neither the
           representations and warranties contained in this 3 (including the Disclosure Letter) nor any certificate furnished or to be furnished by Sellers to Buyer contains any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this
            3 not misleading.  There is no material fact known
           to the Sellers relating to the ENBU or the Acquired
           Assets which may materially adversely affect the same which has not been disclosed in writing in this Agreement to the Buyer. Notwithstanding the foregoing sentence, the Sellers make no representation as to the future financial performance of the business relating to the Assets of the ENBU.

           4. Representations and Warranties of Cabletron and Acquisition. The Buyer represents and warrants to each of the Sellers that the statements contained in this 4 are correct and complete as of the date of this Agreement and, if different than the date of this Agreement, will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this 4).

                4.1. Organization of Cabletron and Acquisition.
           Each of Cabletron and Acquisition is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

                4.2. Authority for Agreement. Each of Cabletron and Acquisition has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each of Cabletron and Acquisition, enforceable in accordance with its terms and conditions.

                4.3. Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in 2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Cabletron and Acquisition is subject or any provision of their respective charters or bylaws or
           (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Cabletron and Acquisition is a party or by which it is bound or to which any of its assets is subject. None of Cabletron nor Acquisition needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in 2 above), except for filings under the Hart-Scott-Rodino Act, which filings have been made.

                4.4. Brokers' Fees. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any of the Sellers could become liable or obligated.

           5.   Covenants.  The Parties agree as follows:

                5.1. General.  Subject to the terms and
           conditions provided in this Agreement, each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in 6 below).

                5.2. Notices and Consents. Each of the Sellers will give any notices to third parties, and will use its reasonable best efforts to obtain any third party consents, that are required to transfer the Acquired Assets to Buyer, and any other consent that the Buyer may reasonably request. Each of the Parties has filed any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, will use its reasonable best efforts to obtain an early termination of the applicable waiting period, and will make any further filings pursuant thereto that may be necessary in connection therewith, provided that neither party shall be obligated to divest any part of its business or assets or to agree to forego any business activities or opportunities, present or future, as a result of such reasonable best efforts obligation.

                5.3. Preservation of Business. Each of the
           Sellers will use its reasonable best efforts to keep the business and properties of the ENBU substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

                5.4. Full Access. Each of the Sellers will permit representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the ENBU, to all premises, properties, personnel, books, records (including Tax records), contacts, and documents of or pertaining to the ENBU.

                5.5. Notice of Developments. Each Party will give prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in 3 and
            4 above. No disclosure by any Party pursuant to this 5.5, however, shall be deemed to amend or supplement the Disclosure Letter or to prevent or cure any misrepresentations, breach of warranty, or breach of covenant.

                5.6. Exclusivity. Each of the Sellers will not and will cause Seller's Subsidiaries, Affiliates, directors, officers, employees, representatives and agents not to directly or indirectly (i) solicit, initiate or encourage the submission of any proposal or offer or transaction from any Person relating to the sale or acquisition of the assets of the ENBU, the Assets of the ENBU or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Sellers will notify the Buyer immediately if any Person makes any bona fide written proposal, offer, inquiry, or contact with respect to any of the foregoing.

                5.7. Employee Matters.

                5.7.1.  Each of the Sellers agrees to (i)
           terminate all the employees who are engaged in the business relating to the Assets of the ENBU who Cabletron intends to hire after the Closing (the "Employees") immediately prior to Closing and to pay any and all Liabilities relating to such termination, including, without limitation any payments and benefits due such Employees pursuant to accrued salary and wages, pension, retirement, savings, health, welfare and other benefits and severance payments or similar payments of the Employees and
           (ii) provide to all Employees any notice (which notice shall be reasonably acceptable to Buyer) required under any law or regulations in respect of such termination including, without limitation COBRA.

                5.7.2. As soon as practicable following Closing and in all events within twenty-one days thereafter, Sellers shall pay an amount equal to the grossed-up value (assuming an effective average tax rate of 37% for all participants) of the 1995 401(k) matching contribution on a fully vested basis to those Employees who participated in the Sellers' 401(k) savings plan during 1995, including applicable income taxes, FICA and similar amounts. Buyer shall reimburse Sellers for the amount of such additional payment. As soon as practicable following Closing and in all events within twenty-one days thereafter, Sellers shall pay to Employees an amount equal to the grossed-up value (assuming an effective average tax rate of 37% for all participants) of the unvested amount in the accounts of all Employees under Sellers' Plan, taking into account all contributions for 1995. Promptly thereafter Sellers shall cause the accounts of all Employees under Sellers' Plan, taking into account all contributions for 1995, to be distributed or transferred in a direct rollover. In connection with such distribution or direct rollover, the plan administrator of Sellers' Plan shall certify to each distributee, including any plan or IRA accepting a rollover or direct rollover, that after taking into account such distribution or direct rollover Sellers' Plan is and remains qualified under
           Section 401(a) et seq. of the Code.

                5.7.3. Employees (other than any Employee who is not employed by Buyer or who is in an ineligible classification of employees) shall be eligible to participate in Buyer's 401(k) plan following Closing without regard to the normal entry-date requirements under such plan.

                5.7.4. Any Employee who immediately after the Closing becomes an active full-time employee of Buyer shall be eligible to participate in Buyer's employee health, life insurance and disability plans as of the date such employee commences active employment with the Buyer; provided, however, any and all other terms, conditions and exclusions of such plans (including, but not limited to, pre-existing condition exclusions, actively-at-work requirements, evidence of insurability requirements, and nonconfinement/nondisability requirements) shall fully apply.

                5.7.5. Contemporaneously with the Closing,
           Sellers agree to vest any unvested options held by any Employees and to extend the period during which such options may be exercised to one year following Closing.

                5.7.6. After Closing, SMC will promptly pay
           Employees' accrued vacation through Closing.

                5.8. Retention of and Access to Records after Closing. The Sellers may retain a single set of copies of any books and records of the ENBU which Sellers reasonably believe will be required by them for the purpose of: (i) performing any of Sellers' accounting, public reporting, or other administrative functions which are performed in the ordinary course of Sellers' business, or (ii) complying with discovery requests arising in all litigation currently pending against Sellers or otherwise conducting SMC's defense in such actions. Sellers shall destroy such copies upon the Sellers' determination that any such copies are no longer reasonably required by them for either of the purposes set forth in the preceding sentence. Seller's use, disclosure and disposition of such copies shall otherwise be governed in accordance with
           Section 7.1 to the extent that such copies contain Exclusive Confidential Information. For a period of five years after the Closing Date, the Sellers and their representatives shall have reasonable access to any other books and records of the ENBU to the extent that such access may reasonably be required by any of the Sellers in connection with matters relating to or affected by the operations of the ENBU prior to the Closing Date. Such access shall be afforded by Buyer upon receipt of reasonable advance notice and during normal business hours. Each of the Sellers shall be solely responsible for any costs or expenses incurred by it pursuant to this 5.8. If Buyer shall desire to dispose of any of such books and records prior to the expiration of such five-year period, Buyer shall, prior to such disposition, give the Sellers a reasonable opportunity, at Sellers' expense, to segregate and remove such books and records as any of the Sellers may select.

                5.9. Bulk Sales Compliance; Liens under Chapter 62C, Section 51 of the Massachusetts General Laws Liens under Chapter 62C, Section 51 of the Massachusetts General Laws;. Buyer hereby waives compliance by the Sellers with the provisions of any bulk transfer law which may be applicable to the transactions contemplated by this Agreement.
           Further, the Parties recognize that the Massachusetts Commissioner of Revenue may not, by Closing, have granted a waiver of any Tax Lien that might accrue pursuant to Chapter 62C, 51 of the Massachusetts General Laws. Buyer hereby consents to such Lien arising upon the sale of the Acquired Assets; provided, however, that such consent is conditioned upon Sellers indemnifying and holding harmless Buyer against and in respect of any Loss (as defined in 9.2 below) resulting from the existence of any Tax Lien on the Acquired Assets under said 51.

                5.10. Transfer Taxes. Buyer and Sellers each agree to bear fifty percent of any Massachusetts sales and use Taxes on the transfer of the Acquired Assets hereunder, including any such Taxes which may be imposed in the event Sellers do not obtain a clearance certificate from the Massachusetts Commissioner of Revenue. Sellers have applied for a clearance certificate and shall use their best efforts to obtain such certificate.

                5.11. Product Warranty Repair and Service. Buyer agrees that for a period of 18 months following Closing, Buyer shall perform the warranty work for products sold by Sellers prior to the Closing date pursuant to Buyer's normal repair or replacement procedures. To the extent that Buyer's actual costs for providing such warranty work does not exceed the warranty reserve on the Most Recent Balance Sheet, Buyer shall bear all costs of such warranty without reimbursement from Sellers. However, Buyer shall be entitled to indemnification by Sellers pursuant to the procedures set forth in Section 9.2 below to the extent that Buyer's cost of providing such warranty work for products for which Sellers' standard warranty had not yet expired exceeds the amount of such warranty reserves. In the event that Buyer shall determine to provide additional warranty work beyond the applicable warranty provided by Seller, the cost of providing such optional warranty work shall be borne by Buyer, and Buyer shall not be entitled to indemnification or credit in connection with such optional warranty work. In addition, Buyer shall not be entitled to credit or indemnification for the incremental cost of providing new replacement products instead of repaired products, where a repaired product would be adequate to satisfy Sellers' warranty obligation.

                In addition, SMC shall indemnify Buyer pursuant to the procedures set forth in 9.2 below for liability incurred by Buyer due to Epidemic Failure. Such liability shall be deemed to be Buyer's direct costs due to repair, replacement and product recalls in the event of an Epidemic Failure. An Epidemic Failure shall be deemed to be a repetitive failure of a product originating from a single cause which has such severity and frequency of occurrence that the exercise of reasonable product business practice would require a product recall, repair or replacement. Liability for product warranty and repair and servicing shall be allocated among the Parties as provided in 2.3, 2.4 and 9.

                5.12.     Delivery of Audited Financial
           Statements. On or before January 19, 1996, SMC shall deliver to Buyer an audited balance sheet (statement of assets and liabilities) and a statement of revenues and expenses for the fiscal year ended February 28, 1995 for the Acquired Assets acquired by Buyer, subject to the Assumed Liabilities (the "Audited Financial Statements"). The Audited Financial Statements shall be prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and shall be consistent with the books and records of the ENBU. Sellers shall deliver, together with the Audited Financial Statements, an opinion of Sellers' independent auditors, Arthur Andersen & Co., that the Audited Financial Statements present fairly the financial condition and results of operations of the business relating to the Assets of the ENBU. Sellers shall make available to Buyer and Buyer's auditors Sellers' work papers and backup materials used in the preparation of the Audited Financial Statements.

                5.13. License of Trademarks. In order to effect the transactions contemplated by this Agreement, (i) after the Closing, Sellers agree to and hereby do license on a nonexclusive, royalty-free basis for the limited purpose of the sale and resale of the Inventory the trademarks EliteView and TigerSwitch and (ii) after the Closing, Buyer agrees to and hereby does license on a nonexclusive, royalty-free basis, for the limited purpose of using existing sales collateral and packaging and similar items retained by Seller, the ENBU trademarks purchased by Buyer pursuant to this Agreement.

                5.14. Cooperation in Connection with Pending Litigation. Buyer agrees to cooperate in Sellers' defense of any litigation pending against Sellers on the date of Closing as required by law or as otherwise reasonably necessary, including making Employees reasonably available to the extent doing so would not unduly interfere with Buyer's business. Sellers agree to pay all reasonable out-of-pocket costs incurred by Buyer in connection with such cooperation. The foregoing shall not apply to Penril Datacomm, Inc. v. Standard Microsystems Corporation, et. al., Case No. 106878, which is the subject of a separate letter between the Parties.

                5.15. General Skill and Knowledge. Each of the Parties agree that employees of Sellers who are either retained by Sellers or terminated by Sellers and hired by Buyer may use the general skill and knowledge they have developed in the future business of Sellers or Buyer, as the case may be.

                5.16. Relationship with Nu-Link. SMC and Buyer agree that neither of them shall enter into any agreement with Nu-Link, Inc. that prohibits Nu-Link, Inc. from entering into an agreement with the other.

                5.17. License under Multimedia Patent. In order to effect the transactions contemplated by this Agreement, after the Closing, Buyer agrees to and hereby does grant to Sellers the rights with respect to the Multimedia Patent set forth in Section 2.2(d).

                5.18. Trillium Software. Sellers agree to use their reasonable best efforts to cause Trillium to grant to Buyer a license for the Trillium software being transferred to the Buyer satisfactory to Buyer granting the Buyer rights equivalent to the rights held by the Sellers in such software.

           6.   Conditions to Obligation to Close.

                6.1. Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                (a)  Representations and Warranties.  The
           representations and warranties set forth in 3 above shall be true and correct in all material respects when made and on and as of the Closing Date;

                (b) Performance by the Sellers. Each of the Sellers shall have performed and complied with all of its covenants, agreements and obligations hereunder in all material respects through the Closing;

                (c) Consents. The Sellers shall have procured all of the governmental approvals, consents or authorizations and third party consents specified in
            3.31 and  5.2 above;

                (d) Absence of Litigation. No action, suit, or proceeding not set forth in the Disclosure Letter shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) materially and adversely affect the right of the Buyer to own the Acquired Assets, to operate the former Assets of the ENBU (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                (e) Absence of Material Adverse Change. There shall not have occurred any material adverse change in the condition, financial or otherwise, business, properties, assets or prospects of the business relating to the Assets of the ENBU.

                (f)  Absence of Disasters.  The business
           relating to the Assets of the ENBU shall not have been materially adversely affected in any way as a result of fire, explosion, disaster, accident, labor dispute, flood, act of war, civil disturbance, or act of God.

                (g)  Anti-trust Matters.   All applicable
           waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated;

                (h) Employment and Noncompetition Agreements. The Employment Agreement dated as of December 22, 1995 by and between Acquisition and Ashraf M. Dahod shall not be in default and be in full force and effect;

                (i)  Notices.  The Sellers shall have sent
           termination notices to employees as contemplated by 5.7;

                (j) Tax Clearance Certificates. The Sellers shall have made application for and be using best efforts to obtain as soon as possible a certificate of the Massachusetts Commissioner of Revenue waiving any Taxes under Chapter 62C, 44 of the Massachusetts General Laws and a waiver of any Tax lien on the Acquired Assets that might accrue pursuant to Chapter 62C, 51 of the Massachusetts General Laws.

                (k)  Certificates.  The Sellers shall have
           delivered to the Buyer a certificate to the effect that each of the conditions specified above in
            6.1(a), (b), (c), (d), (e), (f), (i) and (j) are
           satisfied in all respects;

                (l)  F.I.R.P.T.A. Certificate.  The Sellers
           shall have delivered to the Buyer the certificate contemplated by 3.14(d).

                (m)  Termination.  The Sellers shall have
           terminated, effective as of or prior to the date of the Closing, the contracts and agreements set forth in Schedule 6.1(m).

                (n)  Opinion.  The Buyer shall have received
           from the Sellers a corporate opinion, in form and substance as set forth in Exhibit E attached hereto, addressed to the Buyer, and dated as of the Closing Date; Buyer shall have received an opinion of patent counsel for Sellers as to the Sellers application for U.S. Letters Patent known as Multimedia Bandwidth Accelerator, Serial No. 08/428,403 in form and substance reasonably satisfactory to Buyer;

                (o) Escrow Agreement. The Sellers shall have executed and delivered the Escrow Agreement, in form and substance the same or substantially the same as the Escrow Agreement set forth as Exhibit A;

                (p) Product Agreement. The Sellers shall have executed and delivered the Product Agreement, in form and substance the same or substantially similar to the Product Agreement set forth as Exhibit G;

                (q)  Assignment of Patent Application.  The
           Sellers shall have executed and delivered the Assignment of Patent Application, in form and substance the same or substantially similar to the Assignment of Patent Application set forth as Exhibit
           H; and

                (r) Payment of Sellers to Buyer. Sellers shall pay Buyer by wire transfer $1,900,000.

           The Closing shall not be deemed a waiver of any breach by the Sellers of the Agreement or any of the Sellers' representations and warranties.

                6.2. Conditions to Obligations of the Sellers. The obligation of the Sellers to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

                (a)  Representations and Warranties.  The
           representations and warranties set forth in 4 above shall be true and correct in all material respects at and as of the Closing Date;

                (b) Performance by Buyer. The Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                (c)  Absence of Litigation.   No action, suit,
           or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                (d)  Certificates.  The Buyer shall have
           delivered to the Sellers a certificate to the effect that each of the conditions specified above in
            6.2(a)-(c) is satisfied in all respects;

                (e) Anti-trust Matters. All applicable waiting periods (and any extensions thereof) under the Hart-
           Scott-Rodino Act shall have expired or otherwise been terminated;

                (f) Opinion. The Sellers shall have received from counsel to the Buyer an opinion in form and substance as set forth in Exhibit F attached hereto, addressed to the Sellers, and dated as of the Closing Date.

           The Closing shall not be deemed a waiver of any breach by the Buyer of the Agreement or any of the Buyer's representations and warranties.

           7.   Confidentiality.

                7.1. Confidential Information Related
           Exclusively to the Business Relating to the Assets of the ENBU. Each of the Sellers will treat and hold as confidential all of the Confidential Information related exclusively to the Acquired Assets (other than the Acquired Assets identified in Sections 2.1(f)(ii) and 2.1(h)(ii)) and all other Confidential Information related exclusively to the business relating to the Assets of the ENBU (the "Exclusive Confidential Information"), refrain from using any of the Exclusive Confidential Information except in connection with this Agreement, and will use reasonable best efforts to deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and, except as set forth in Section 5.8, all copies) of the Exclusive Confidential Information which are in his or its possession. In the event that any of the Sellers is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Exclusive Confidential Information, such Seller will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this 7.1. If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Sellers is, on the advice of counsel, compelled by any government agency or court to disclose any Exclusive Confidential Information, then such Seller may disclose the Exclusive Confidential Information; provided, however, that the disclosing Seller shall use his or its best efforts to obtain, at the request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Exclusive Confidential Information required to be disclosed as the Buyer shall designate.

                7.2. Shared Confidential Information. Each of the Parties will treat and hold as confidential all of the Confidential Information other than the Exclusive Confidential Information (the "Shared Confidential Information") and will use such Shared Confidential Information only for purposes consistent with this Agreement. In the event that any of the Parties is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Shared Confidential Information, such Party will notify the other Parties promptly of the request or requirement so that the such other Parties may seek an appropriate protective order or waive compliance with the provisions of this 7.2. If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Parties is, on the advice of counsel, compelled by any government agency or court to disclose any Shared Confidential Information, then such Party may disclose such Shared Confidential Information; provided, however, that the disclosing Party shall use his or its best efforts to obtain, at the request of another Party, an order or other assurance that confidential treatment will be accorded to such portion of the Shared Confidential Information required to be disclosed as the other Party shall designate.

           8.   Noncompetition.

                8.1. Noncompetition. The Sellers agree, for themselves and their subsidiaries and any entity which they control, that, in consideration of the purchase by the Buyer hereunder, they shall not, on or prior to the date which is three (3) years after the Closing Date (the "Restricted Period"), directly or indirectly, run, own, manage, operate, control, invest (other than for minority investments) or participate in any business, venture or activity which engages in the business of backbone enterprise level switching solutions, including ES/1 class switches, in direct sale to end users and in Fortune 1000 class organizations markets; provided, however, that the Sellers continue to have the right during the Restricted Period and thereafter, to engage in the Sellers' current LAN businesses (other than backbone enterprise level switching solutions, including ES/1 class switches) and in workgroup switching and fast Ethernet switching, in the sale of either: (i) products for the low- to mid-range LAN markets or (ii) products which are appropriate for two-step distribution. Any products that Sellers are permitted to sell pursuant to the foregoing provision may be sold by Sellers in any market, through any channel or directly to customers, and to any customer desired by Sellers. The foregoing provision shall not bind or otherwise apply to any Person which merges or consolidates with SMC with the result that SMC is not the surviving entity or purchases all or substantially all of the assets of SMC, the Desktop Networks Business Unit or the business related to the Retained Products set forth on Schedule 1.1 and upon such transaction, the covenant set forth in this 8.1 shall terminate as to such transferred businesses.

                8.2. Each of the Parties agree that for a period of two (2) years from and after the Closing Date it will not, without the consent of the other Party, directly or indirectly solicit or initiate contact with any of the employees of the other Party with a view of inducing or encouraging such employees to leave the employ of the other Party for the purpose of being hired by the soliciting Party or an employer affiliated with it. Mass media advertising of open positions, job fairs and other recruiting programs not directed at specific individuals shall not in and of themselves be deemed solicitation or initiation of contact for purposes of this paragraph.

           9.   Indemnification.

                9.1. Survival of Representations and Warranties. All of the representations and warranties of the Sellers (except for those contained in 3.6 and 3.14) contained herein or in any document certificate or other instrument required to be delivered hereunder shall survive the Closing and continue in full force and effect until 18 months after Closing, after which such representations and warranties shall terminate. All of the representations and warranties of the Buyer contained in 4 shall survive the Closing and shall continue in full force and effect until 18 months after Closing. The representations and warranties of the Sellers contained in 3.6 and 3.14 shall survive the Closing and shall continue in full force and effect without limit as to time (subject to any applicable statutes of limitations).

                9.2. Indemnity by Sellers. SMC hereby agrees to indemnify, defend and hold harmless Buyer and its directors, officers and Affiliates against and in respect of all Liabilities, obligations, judgments, Liens, injunctions, charges, orders, decrees, rulings, damages, dues, assessments, Taxes, losses, fines, penalties, expenses, fees, costs, amounts paid in settlement (including reasonable attorneys' and expert witness fees and disbursements in connection with investigating, defending or settling any action or threatened action), in each case net of (i) income tax benefits to the Buyer to the extent realized by the Buyer in the Tax year in which the Loss occurred and (ii) insurance proceeds if and when actually received by the Buyer, provided, however, that Buyer shall retain the right in its sole discretion to determine whether to pursue such claims by, through or against an insurer or to bring such claims directly or indirectly against the Sellers pursuant to this 9.2, arising out of any claim, damages, complaint, demand, cause of action, audit, investigation, hearing, action, suit or other proceeding asserted or initiated or otherwise existing in respect of any matter (collectively, the "Losses") that results from:

                (a)  the inaccuracy of any representation or
           warranty made by Sellers herein which Buyer has not received express written notice of prior to Closing, or resulting from any misrepresentation, breach of warranty as if all materiality provisions were not contained therein or nonfulfillment of any agreement or covenant of Sellers contained herein (including the Disclosure Letter and Exhibits hereto, excluding the Product Agreement) or in any agreement or instrument required to be entered into in connection herewith or from any misrepresentation in or omission from any schedule, document, certificate or other instrument required to be furnished by Sellers hereunder; provided, however, that SMC shall be liable under this 9.2(a) in respect of Losses only to the extent that the aggregate of such Losses exceeds $500,000 in which case the Sellers will be liable for the amount of such Losses in excess of $500,000 up to an aggregate amount equal to $7,700,000;

                (b) any Liability of the Sellers or the ENBU which is not an Assumed Liability (including any Liability which is not an assumed Liability of the Sellers or the ENBU that becomes a Liability of the Buyer under any bulk transfer law of any jurisdiction, under any common law doctrine of de facto merger or successor liability, or otherwise by operation of law); and

                (c)  any Liability in respect of any Taxes
           relating to the Assets of the ENBU attributable to periods beginning before and ending on the Closing
           Date.

           In the event that SMC may be obliged to indemnify Buyer under both subsection (a) and subsection (b) or subsection (c) of this 9.2, its obligations under subsection (b) or subsection (c), as the case may be, shall be controlling and the limitations provided in
            9.1 and 9.2(a) hereof  relating to its obligations
           in respect of Losses resulting from the inaccuracy of
           any representation and warranty, or any
           misrepresentation, breach of warranty or non-fulfillment of an agreement or covenant as described in 9.2(a), shall not apply. Buyer shall provide Sellers written notice for any claim made in respect of the indemnification provided in this 9.2, whether or not arising out of a claim by a third party.

                9.3. Environmental Indemnification.
           Notwithstanding any other provision of this Agreement to the contrary, this 9.3 shall control and limit Sellers obligation to indemnify Buyer for Environmental Liabilities and Costs and Safety Liabilities and Costs. Sellers agree to indemnify and hold harmless Buyer against any Losses relating to Environmental Liabilities and Costs and Safety Liabilities and Costs to the extent arising out of any condition existing at or prior to Closing which constitutes a violation of or gives rise to a duty to remediate under Environmental Laws or Safety Laws which occurred on property which is owned or leased by Sellers or on property which is not owned or leased by Sellers relating to the business relating to the Assets of the ENBU, without limit in point of time, knowledge or amount.

                9.4. Indemnity by Buyer. Buyer hereby agrees to indemnify, defend and hold harmless Sellers and their respective directors, officers and Affiliates against and in respect of all Liabilities, obligations, judgments, liens, injunctions, charges, orders, decrees, rulings, damages, dues, assessments, Taxes, losses, fines, penalties, damages, expenses, fees, costs, amounts paid in settlement (including reasonable attorneys' and expert witness fees and disbursements in connection with investigating, defending or settling any action or threatened action) arising out of any claim, complaint, demand, cause of action, audit, investigation, hearing, action, suit or other proceeding asserted or initiated in respect of any matter that results from the inaccuracy of any representation or warranty made by Buyer herein, or resulting from any misrepresentation, breach of warranty or nonfulfillment of any agreement or covenant of Buyer, including Buyer's agreement to assume certain Liabilities of the ENBU pursuant to 2.2 of this Agreement, contained herein or in any agreement or instrument required to be entered into in connection herewith or from any misrepresentation in or omission from any schedule, document, certificate or other instrument required to be furnished by Buyer hereunder.

                9.5. Matters Involving Third Parties.

                (a) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this 9, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                (b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder,
           (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, and (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to result in a material restriction upon the business practices of the Indemnified Party in respect of the Assets of the ENBU, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                (c)  So long as the Indemnifying Party is
           conducting the defense of the Third Party Claim in accordance with 9.2(b) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (which consent shall not unreasonably be withheld), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim unless written agreement is obtained releasing the Indemnified Party from all liability thereunder. The Indemnified Party shall cooperate in all reasonable respects with the Indemnifying Party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom.

                (d)  In the event any of the conditions in
            9.2(b) above is or becomes unsatisfied, however,
           (A) the Indemnified Party may defend against, and
           consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this
            9.

                9.6. Other Indemnification Provisions. Each of the Sellers hereby agrees that it will not make any claim for indemnification against any of the Buyer and its Subsidiaries solely by reason of the fact that he or it was a director, officer, employee, or agent of the Sellers, the ENBU or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by the Buyer against such Sellers (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise) unless the underlying claim is an Assumed Liability.

           10.  Termination.

                10.1.     Termination of Agreement.  Certain of
           the Parties may terminate this Agreement as provided below.

                (a) the Parties may terminate this Agreement by mutual written consent at any time prior to the Closing;

                (b) the Buyer may terminate this Agreement by giving written notice to SMC at any time prior to the Closing (A) in the event any of the Sellers has breached any representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified such Seller of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before the earliest to occur of 45 days after the expiration or other termination of all applicable waiting periods under the Hart-Scott-Rodino-Act and February 29, 1996, by reason of the failure of any condition precedent under 6.1 hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

                (c) SMC may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (A) in the event the Buyer has breached any representation, warranty, or covenant contained in this Agreement in any material respect, SMC has notified the Buyer of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before the earliest to occur of 45 days after the expiration or other termination of all applicable waiting periods under the Hart-Scott-Rodino-Act and February 29, 1996, by reason of the failure of any condition precedent under 6.2 hereof (unless the failure results primarily from the Company itself breaching any representation, warranty, or covenant contained in this Agreement).

                10.2. Effect of Termination. If any Party terminates this Agreement pursuant to 10.1 above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach).

           11.  Miscellaneous.

                11.1.     Press Releases and Public
           Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will advise the other Party prior to making the disclosure).

                11.2. No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

                11.3.     Entire Agreement.  This Agreement
           (including the documents referred to herein and attached hereto) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof, including but not limited to the Confidentiality Agreement between Cabletron and SMC dated October 20, 1995.

                11.4.     Succession and Assignment.  This
           Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder and that the Sellers may assign any or all of their rights and interests, but not its obligations, hereunder to a wholly-owned subsidiary of SMC.

                11.5.     Counterparts.  This Agreement may be
           executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                11.6.     Headings.  The section headings
           contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                11.7.     Notices.  All notices, requests,
           demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) upon confirmation of facsimile,
           (ii) when sent by overnight delivery and (iii) when mailed by registered or certified mail return receipt requested and postage prepaid at the following address:

                If to the Sellers:

                     Standard Microsystems Corporation
                     80 Arkay Drive
                     Hauppauge, New York  11788
                     Tel:  516-434-2803
                     Fax:  516-273-5550
                     Attention: Paul Richman

                Copy to:

                     Tor Braham
                     Wilson, Sonsini, Goodrich & Rosati, Professional
                     Corporation
                     650 Page Mill Road
                     Palo Alto, CA 94304
                     Tel:  415-493-9300
                     Fax:  415-493-6811

                If to the Buyer:

                     Cabletron Systems, Inc.
                     P.O. Box 6257
                     Rochester, New Hampshire
                     Tel:  603-332-9400
                     Fax:  603-332-4616
                     Attention:  David J. Kirkpatrick

                Copy to:

                     Lauren I. Norton
                     Ropes & Gray
                     One International Place
                     Boston, Massachusetts
                     Tel:  617-951-7000
                     Fax:  617-951-7050

           Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

                11.8. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

                11.9. Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Sellers. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                11.10. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

                11.11.  Expenses.  Each of the Buyer and the
           Sellers will bear his or its own costs and expenses (including legal fees and expenses) and the Sellers will bear all of the costs and expenses (including legal fees and expenses) of the ENBU incurred in connection with this Agreement and the transactions contemplated hereby. Sellers will bear all fees of Robertson Stephens & Company, L. P., and any associated costs and expenses.

                11.12.  Construction.  The Parties have
           participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. For purposes of the Disclosure Letter, each disclosure: (i) applies only to the particular section referenced unless a disclosure is specifically cross-referenced in a separate section or otherwise clearly and unambiguously applies to another section; and (ii) shall be deemed to adequately disclose an exception to a representation or warranty only where such disclosure expressly identifies the exception. Without limiting the generality of the foregoing, the mere identification (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself) unless a review of such item would provide a reasonable disclosure of such exception. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

                11.13.  Incorporation of Exhibits and Schedules.
           The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                11.14.  Specific Performance.  Each of the
           Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter in addition to any other remedy to which it may be entitled, at law or in equity.

                11.15.  Resolution of Disputes.

                11.15.1.  If a dispute arises between the
           parties relating to this Agreement, it shall be resolved solely in accordance with the following procedures. Either Party may call a meeting by written notice to be attended by individuals with decision-making authority regarding the dispute. Within ten days of the initial request, the Parties will meet and attempt to resolve the dispute. If the Parties are unable to resolve the dispute at such meeting, either Party may, within five days of such meeting, call a meeting by written notice to be attended by the Chief Executive Officer of SMC and the Chief Operating Officer of Cabletron. Within ten days of the initial request, the Chief Executive Officer of SMC and the Chief Operating Officer of Cabletron will meet and attempt to resolve the dispute.

                11.15.2. If the Chief Executive Officer of SMC and the Chief Operating Officer of Cabletron are unable to resolve the dispute at their meeting, either Party may, within five days of such meeting, submit the dispute to expedited mediation under the Commercial Mediation Rules of the American Arbitration Association ("AAA"). The mediator shall not have authority to impose a settlement upon the parties to the dispute, but will attempt to assist them in reaching a satisfactory resolution of the dispute. The mediator shall end such mediation whenever, in his or her judgment, further efforts at mediation would not contribute to resolution of the dispute. If the dispute is not resolved through mediation in ten days from submission of the dispute to the mediator, either Party may terminate mediation.

                11.15.3.  Upon termination of mediation, the
           Parties may avail themselves of any remedies that are available under this Agreement and applicable law, including litigation.

                11.15.4.  In addition to the procedures set
           forth in subsections 11.15.1 through 11.15.3, in the event of a dispute arising from conduct by one Party that is likely to cause irreparable harm to another Party, such other Party may, at its option, bring an action in state or federal court solely for the purpose of obtaining an injunction maintaining the status quo ante during the pendency of the other procedures specified in subsections 11.15.1 through 11.15.3.

           IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

           CABLETRON SYSTEMS, INC.

           By: /s/ David Kirkpatrick
           Name: David Kirkpatrick
           Title: Director of Finance and Chief Financial Officer

           CABLETRON SYSTEMS ACQUISITION, INC.

           By: /s/Craig R. Benson
           Name: Craig R. Benson
           Title: Treasurer


                STANDARD MICROSYSTEMS CORPORATION

           By: /s/ Paul Richman
           Name: Paul Richman
           Title: Chairman and Chief Executive Officer

           SMC ENTERPRISE NETWORKS, INC.

           By: /s/ Paul Richman
           Name: Paul Richman
           Title: President





                                        EXHIBIT C
                                Preliminary Asset Allocation

           Final allocation will be completed pending settlement of contingencies and agreement on tax allocation.

           Net Receivables                             1,900,000
           Inventories                                 6,885,000
           Fixed Assets                                4,224,000

           Other Assets:

           Evaluation Inventory                        1,000,000
           Tooling, Non-recurring Engineering             82,000
           Field Service Parts                            77,000
           Service Contracts                              14,000
           Deferred Service Revenue                      250,000
           In-Process Research and Development        54,468,000
           Total Allocation                           68,900,000



Cabletron Systems
                                       (603) 337-1402
                                       e-mail:deshaies@ctron.com


CABLETRON FINALIZES AGREEMENT TO ACQUIRE SMC SWITCHING GROUP

ROCHESTER, NH -- January 15, 1996 -- Cabletron Systems (NYSE:CS) announced today it has completed its acquisition of the Enterprise Networks Switching Group of Standard Microsystems
Corporation (SMC), a leading supplier of high performance LAN
(Local Area Network) technologies.

Cabletron is acquiring the assets and technology of SMC's
Enterprise Networks Switching Group located in Andover, MA, for
$75.9 million in cash and the assumption of certain specified liabilities.

The acquisition augments Cabletron's extensive high-end
SmartSwitch family allowing the company to deliver a comprehensive line of Fast Ethernet products for enterprise-wide switching applications.

The acquisition significantly expands Cabletron's presence in the Fast Ethernet market, providing scaleable Fast Ethernet switching solutions for small, medium and large networks.

"We are very pleased with the smooth integration of the former SMC Enterprise Switching Group into Cabletron," said S. Robert Levine, Cabletron's president and chief executive officer. "Combining Cabletron's leading-edge LAN switching and management technologies with SMC's Fast Ethernet products gives our customers the widest range of switching solutions available today," Levine said.

Cabletron Systems is the largest company in the world dedicated exclusively to computer networking products and services. With corporate headquarters in Rochester, NH, the company has 90 offices around the world and employs 5,500 people. Based on its Synthesis product framework Cabletron develops, manufactures, markets and services both shared and internetworking products, as well as the industry's most advanced network and systems management software.

Cabletron directly services customer sites around the globe and provides 7 X 24 support coverage, including free telephone support during normal business hours. A component of the S&P 500 index, Cabletron's common stock is traded over the New York Stock Exchange under the symbol CS. Over the last four quarters the company has reported record revenue of approximately $1 billion and earnings of $202 million.





01/15 Standard Microsystems Completes Sale Of Enterprise Networks
Business Unit To Cabletron Systems

HAUPPAUGE, N.Y.--(BUSINESS WIRE)--Jan. 15, 1996--Standard
Microsystems Corp. (SMC(R)) (NASDAQ:SMSC) announced today that it has completed the sale of its Enterprise Networks Business Unit
(ENBU) to Cabletron Systems, Inc. for approximately $75 million in cash.

During SMC's third quarter, ended Nov. 30, 1995, the ENBU represented about 5% of the company's total revenues and approximately 9% of the revenues of its System Products Division.

The restructured System Products Division now consists of the Desktop Networks Business Unit (DNBU) and the Workgroup Networks Business Unit (WNBU). The DNBU will continue to develop and market advanced network interface cards. The WNBU will concentrate on the development and marketing of workgroup hubs and new workgroup switches. The sale of the ENBU will also enable the company's
System Products Division to focus its sales and marketing efforts on its value-added resellers and channel partners where, for several years, it has been a leading worldwide supplier.

As previously announced, SMC Plans to use certain proceeds from this sale to increase the levels of production from its Component Products Division's semiconductor wafer foundry suppliers and to expand the product line and strengthen the sales and marketing channels of the System Products Division.

Standard Microsystems Corp., with headquarters in Hauppauge, is a leading worldwide supplier of personal computer (PC) local area network (LAN) system products and semiconductor very-large-scale integrated (VLSI) circuits. SMC's Component Products Division supplies VLSI circuits for PC and embedded control systems.
These include input/output (I/O) devices for disk drive control, communications interface and other PC motherboard functions, Ethernet and Fast Ethernet controllers for LAN applications and ARCNET controllers for embedded networking.

SMC's System Products Division provides a broad range of networking solutions for scaling, managing and connecting LANs. Its products include network interface cards, hubs, and LAN switches for interconnecting LANs. SMC has an installed base of over 10 million nodes. SMC uses internally developed integrated circuits to achieve lower costs and to enhance product performance.


CONTACT: Standard Microsystems Corporation, Hauppauge
John Tweedy,
Director/Corporate Communications
516/434-4630 (phone)
516/273-5550 (fax)